EXHIBIT 10.50


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION



            WAREHOUSING, DISTRIBUTION AND RELATED SERVICES AGREEMENT
            --------------------------------------------------------

      THIS WAREHOUSING, DISTRIBUTION AND RELATED SERVICES AGREEMENT the "Agreement") is made as of March 7, 2008 between THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation with principal offices located at 2 Paragon Drive, Montvale, New Jersey 07645 ("A&P") and C&S WHOLESALE GROCERS, INC., a Vermont corporation with principal offices located at 7 Corporate Drive, Keene, New Hampshire 03431 ("C&S" and together with A&P, the "Parties").

                              W I T N E S S E T H:

      WHEREAS,  C&S  operates  warehouse   and  distribution  centers,  performs
procurement and wholesale supply services, and provides related operational services to its customers; and

      WHEREAS, A&P has agreed to retain C&S to provide A&P certain warehousing and distribution services, and certain wholesale supply services, on the conditions set forth in this Agreement and the schedules hereto.

      NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. PRELIMINARY MATTERS. The Parties agree that as of the Effective Date, this Agreement shall supersede all prior agreements between C&S and A&P, and between C&S and Pathmark Stores, Inc. ("Pathmark"), as more fully described in Schedule 1.2 hereto. The Parties also agree that future Approved Budgets will comport with the form of the Interim Budget attached hereto as Exhibits 1.4(a)-(g) so as to facilitate the budget process described in
   Schedule 8.

2. WAREHOUSING SERVICES. During the Term of this Agreement, C&S shall provide to A&P comprehensive, managed warehouse, distribution and related services on the terms and conditions set forth in this Agreement and the schedules hereto, as more particularly described in Schedule 2. Together, the Warehousing Services, the Transportation Services, the Procurement Services, the Purchasing Services and the Additional Services shall be referred to as the "Services."

3. FACILITIES AND FIXED ASSETS. Commencing upon the Effective Date, C&S shall perform the Warehousing Services from the Facilities listed in Schedule 3, and/or from such other warehouse facilities as the Parties may determine from time to time, subject to the terms and conditions set forth in Schedule 3 of this Agreement. C&S shall maintain the Facilities, and shall invest in such Fixed Assets in support of the operations at the Facilities, as more particularly described in Schedule 3.

4. TRANSPORTATION SERVICES. The Parties agree that A&P will be responsible for the overall direction of all outbound transportation to the A&P Stores, and that C&S will hire, on a sub-contracted basis, common carriers for the delivery of Merchandise to certain A&P Stores all in accordance with the terms and conditions set forth in Schedule 4. C&S shall manage inbound transportation for the account of A&P in accordance with the terms set forth in Schedule 4. In all events, A&P shall have the right to assume responsibility for all inbound and outbound transportation and C&S shall perform such transportation services as A&P may direct.

5. OTHER SERVICES. C&S agrees to provide certain Other Services on behalf of A&P in accordance with the terms and conditions set forth in Schedule 5. In consideration for providing the Other Services, C&S shall receive the remuneration set forth in Schedule 5.

6. SERVICES  FEES.   As consideration for performing  the  Services  under  this
   Agreement, C&S shall receive from A&P payment of the Services Fees as set forth in Schedule 6 hereof.

7. PROCUREMENT AND PURCHASING SERVICES; [[*]]. Subject to the terms and conditions of this Agreement, A&P agrees to buy from C&S certain Merchandise for use or resale at the A&P Stores. The allocation of responsibilities for the procurement and purchase of such Merchandise between A&P and C&S shall be as set forth in Schedule 7 hereof. [*].

8. PREPARATION OF INITIAL BUDGET AND ANNUAL BUDGETS; SHARED SAVINGS. The Parties shall agree upon and regularly review annual budgets for all Services prepared to an engineered standard on a facility-by facility basis in accordance with Schedule 8. The Initial Approved Budget and all subsequent Approved Budgets shall be prepared and reviewed in accordance with the terms and conditions set forth in Schedule 8.

9. REMUNERATION AND PAYMENT OF SERVICES FEES AND OPERATING COSTS. A&P will pay C&S all Services Fees and will pay or reimburse C&S for all Costs incurred by C&S in the provision of the Services under this Agreement, as set forth in
   Schedule 9 hereto.

10.INDEMNIFICATION  AND  INSURANCE;  FORCE  MAJEURE.   Schedule 10  sets   forth
   indemnification rights and insurance arrangements between the Parties.

11.TERM  AND  TERMINATION.   This Agreement will commence on March 30, 2008 (the
   "Effective Date"), and shall remain in effect through September 29, 2018, unless earlier terminated in accordance with Schedule 11.

12.MISCELLANEOUS.   The  general  conditions  and  definitions   set   forth  in
   Schedule 12 are incorporated herein by reference and made a part hereof.


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

THE GREAT ATLANTIC AND                          C&S WHOLESALE GROCERS, INC.
PACIFIC TEA COMP.


By:/s/ Eric Claus                               By:/s/ Richard B. Cohen
   --------------                                  --------------------
Name:  Eric Claus                               Name:  Richard B. Cohen
Title: President and Chief                      Title: Chairman and Chief
       Executive Officer                               Executive Officer

                                   SCHEDULE 1

                              PRELIMINARY MATTERS
                              -------------------

PRELIMINARY STATEMENT. The Parties wish to materially change their contracting relationship as it exists under the Prior Agreements (as defined below). Specifically, the Parties wish to establish, as of the Effective Date, a strategic "open-book" relationship to merchandise, procure, warehouse and distribute supermarket products to the A&P Stores in the most cost-efficient manner possible. The Parties further desire to collaborate with respect to the exploration, evaluation and implementation of practices and procedures to reduce A&P's total supply chain costs and allow each Party to share equitably in the benefits of such practices and procedures.

1.1   EFFECTIVE DATE.  The "Effective Date" shall mean March 30, 2008.

1.2 PRIOR AGREEMENTS. The Parties agree that, subject to the terms hereof, and except as expressly provided herein, the Master Supply Agreement by and between A&P and C&S dated October 27, 2003 (the "Master Agreement"), the Supply Agreement by and between A&P and C&S dated June 27, 2005 (the "Ocean Agreement"), and the First Amended and Restated Supply Agreement by and between Pathmark and C&S dated January 29, 1998 (the "Pathmark
      Agreement"), together with all amendments thereto (collectively, the "Prior Agreements") shall remain in force and effect until the Effective Date. On the Effective Date, this Agreement shall replace and supersede the Prior Agreements in all respects, the Prior Agreements shall be terminated and no longer in effect as of the Effective Date, and neither of the Parties hereto shall thereafter have any rights, duties or obligations under the Prior Agreements; provided, however, with respect to any claim or cause of action that becomes known subsequent to the Effective Date (and should not have been known, through ordinary diligence, prior to the Effective Date) and arises from or is related to any set of facts or circumstances which arose or existed prior to the Effective Date, the terms and conditions of the respective Prior Agreement (including those related to dispute resolution) shall control. [[*]]. All claims that were known to a complaining Party, or through ordinary diligence should have been known by such Party, prior to the Effective Date shall be deemed waived and the complaining Party shall be forever barred from raising such claims as against the other, except as otherwise set forth in this Schedule 1.2 or with respect to such amounts as have been properly billed before the date hereof but not paid as of the date hereof. For the avoidance of doubt, no Affiliates of the Parties are or shall be deemed to be Parties to this Agreement. Notwithstanding the foregoing, each Party represents and warrants to the other Party that none of its Affiliates possesses any claims against such other Party. A&P hereby represents that as the sole shareholder of Pathmark, A&P has all proper right and authority to consent to the termination of the Pathmark Agreement and to waive any and all potential Pathmark claims and causes of action in accordance with the terms of this Schedule 1.2.


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

1.3 SUPPLY CHAIN EVALUATION. A&P and C&S wish to work together to create a network of distribution centers that, to the greatest extent possible, are dedicated exclusively to the service of A&P and the delivery of products to the A&P Stores. [[*]]. The Parties further wish to identify opportunities to achieve warehousing and distribution efficiencies and to implement practices and policies that will minimize A&P's costs throughout the supply chain. In furtherance of these goals, the Parties agree to jointly retain during the "Ramp-Up Period" (defined in Schedule 1.4 below) and annually thereafter the consulting firm of [*] or an equivalent firm ("Consultant") to conduct a comprehensive evaluation of the entire A&P supply chain and to make recommendations with respect to, among other areas, supply chain network configuration, facilities design, technology and systems design, loss prevention and health and safety, budgeting, operating best practices and policies, performance standards and shared cost-savings/incentive-sharing opportunities. The Parties by mutual agreement shall retain Consultant and shall each pay fifty percent (50%) of the fees incurred by Consultant in providing services pursuant to
      Schedule 1.3.  The  Parties  anticipate  that they will spend no more than
      [*] annually, in the aggregate, in fees and expenses paid to the Consultant. The Parties shall incorporate the recommendations of Consultant in the creation of the Initial Approved Budget and subsequent Approved Budgets, the Service Specifications and Performance Measures, and other warehousing practices and policies that will be implemented on or after the Effective Date.

1.4 RAMP-UP PERIOD AND INTERIM BUDGET. The period commencing with the Effective Date and continuing through September 28, 2008 shall be referred to as the "Ramp-Up Period." During the Ramp-Up Period, the Parties shall operate in accordance with the budgeted costs and income items set forth in the following Exhibits: Exhibit 1.4(a) (Budget Summary),
      Exhibit 1.4(b) (Total Warehousing Costs), Exhibit 1.4(c) (Total Transportation Costs); Exhibit 1.4(d) (Total Direct Overhead Costs);
      Exhibit 1.4(e)  (Capital  Expenditures);  Exhibit 1.4(f)  (Total  Services
      Fees); and Exhibit 1.4(g) ([*]) (collectively, Exhibits 1.4(a)-(g) shall be referred to as the "Interim Budget"). Certain components of the Interim Budget shall also serve as the "Baseline Budget" which the Parties shall use for the purpose of computing whether and to what extent a Cost Savings Gainshare Incentive Fee is payable to C&S as described in
      Schedule 8.11 hereof. The Initial Approved Budget and all future Approved Budgets will comport with the form of the Interim Budget, and will include the same Budget Summary and categories of line item expenses and revenues.

1.5 INITIAL APPROVED BUDGET. Commencing promptly after the Effective Date, the Parties shall conduct meetings for the preparation of the Initial Approved Budget and the Service Specifications in accordance with
      Schedule 8 hereof. The Parties shall collaborate with the Consultant with respect to the preparation of the Initial Approved Budget and the Service Specifications and the Parties shall make best efforts to complete them not later than thirty (30) days prior to the commencement of the First Contract Year. In the event


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

      that any of the Initial Approved Budget and/or the Service Specifications have not been agreed upon by the Parties at least thirty (30) days prior to the first day of the First Contract Year, any such dispute shall be resolved in accordance with the dispute resolutions provisions set forth in Schedule 12 of this Agreement. The Initial Approved Budget shall be the Approved Budget for the First Contract Year. The Parties agree that the Initial Approved Budget and each subsequent Approved Budget shall cover periods corresponding to C&S's fiscal year, which is a 52-week period (or 53-week period every five to six years) that runs through the last Saturday in September. The Parties will make any prorations necessary to account for the Ramp-Up Period or any 53-week Contract Year. The schedule of Contract Years for the Term is set forth on Exhibit 1.5 attached hereto.

                                   SCHEDULE 2

                              WAREHOUSING SERVICES
                              --------------------

2.1 WAREHOUSING AND LOGISTICS SERVICES. During the Term of this Agreement, C&S shall provide to A&P (and, with respect to any A&P Operated Facility, A&P shall perform on its own account) comprehensive managed warehousing and logistics services on the terms and conditions set forth in this Agreement (the "Warehousing Services"), including but not limited to: the daily operation and maintenance of the Facilities; handling and confirming receipt of inbound orders; loading and unloading; storage; selection; pallet building; case labelling (where applicable); providing off-site resources for logistics management or analytical services; processing claims for recovery of lost or damaged Merchandise, as applicable; the Recyclable Material Processing Services; providing trained, skilled personnel; and interfacing with A&P personnel, all in accordance with the performance standards set forth below and the operating procedures and Service Specifications (the "Services Standards") and targeted performance levels (the "Performance Measures") that shall be set forth in the Service Specifications and made a part of this Agreement. The Service
      Specifications shall also set forth (i) A&P's obligations that relate to the Services performed by C&S including, but not limited to, timely provision of orders, ad forecasts, resolving issues with short-coded product, product discontinuances, new items, etc., and (ii) the penalties that shall be assessed to C&S for its failure to perform the Services in compliance with the Service Specifications; provided that in no event shall C&S be required to pay any such penalty to the extent: y) C&S has already borne Costs resulting directly from the failure to perform for which the penalty is being assessed (i.e., in the case of controllable Costs in excess of the Approved Budget); and z) the amount of such Costs exceeds the amount of the penalty prescribed under the Service Specifications. The Service Specifications may be revised from time to time in accordance with Schedule 8.

2.2 ADDITIONAL SERVICES. From time to time, A&P may request the provision of additional services not within the scope of Services ("Additional
      Services"). In such event, A&P and C&S shall negotiate in good faith to mutually agree upon a description of such Additional Services, including revisions to the Service Specifications, if necessary, and an adjustment of the Approved Budget, as determined or adjusted in accordance with
      Schedule 8. For the purposes of this Agreement, to the extent the Additional Services are mutually acceptable to C&S and A&P, such
      Additional Services shall form part of the Services hereunder and the Parties will mutually determine an appropriate adjustment to the Services Fee, if applicable.

2.3 EXCLUSIVITY. Except as may be otherwise stated in this Agreement, A&P agrees that for the Term of this Agreement it shall not contract with any third party other than C&S for the rendering of the Warehousing Services, except with regard to promotional, seasonal, cross-dock, DSD and other high-velocity or specialty Merchandise. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to prohibit or restrict A&P from performing Warehousing Services on its own account or from contracting for any Warehousing Services with any Affiliate of A&P, provided that neither the Base Management Fee nor the Administrative Management Fee payable to C&S under this

      Agreement shall be reduced as a result of A&P exercising its rights under this Schedule 2.3. Without limiting the foregoing in any way, the Costs related to the Facilities and Fixed Assets shall continue to be chargeable to A&P during the Term of the Agreement even to the extent such are underutilized in the event of A&P's exercise of its rights under this
      Schedule 2.3.

2.4 PERFORMANCE STANDARDS. In addition to the Services Standards and Performance Measures, C&S covenants and agrees to perform the Services and to maintain and operate the Facilities (including the cleanliness thereof) with the degree of care, skill and diligence consistent with an experienced, reputable warehouseman operating a warehouse and distribution service network in the Northeast United States, to the extent C&S's ability to perform the Warehouse Services in accordance with such standards is not prohibited by the Approved Budget, the Flex Budget or the withholding by A&P of any required approval. C&S covenants and agrees that it shall use commercially reasonable efforts to identify for A&P all necessary and desirable steps and measures to permit C&S to comply with its obligations under this Schedule so as to provide A&P the opportunity to include such steps and measures in the Approved Budget or the Flex Budget and to provide any required approvals.

2.5 WAREHOUSING SERVICES TO BE PROVIDED FROM THE FACILITIES. The Warehousing Services will be provided from the Facilities (as defined in Schedule 3.1) and from such other applicable facilities as may be permitted under the terms of this Agreement.

2.6 C&S COVENANTS. In addition to any of its other obligations as set out in this Agreement, C&S covenants and agrees that during the Term it will, consistent with the performance standards set forth in Schedule 2.4 above:

      (a) take all necessary and desirable steps and precautions to protect Merchandise from weather, water, theft, vandalism and all other reasonably foreseeable hazards and damages;

      (b) comply with all federal, provincial and municipal governmental laws, rules, regulations, by-laws, zoning legislation, guidelines, ordinances, orders of any municipal or other government body, and any other restrictions, covenants and other limitations (including, without limit, those in respect of environmental and health and safety matters) applicable to the occupation and operation of the Facilities, the providing of the Services and the Other Services and to otherwise comply with the terms and conditions of this Agreement. C&S shall keep in full force and effect all licenses, registrations and other qualifications imposed by any applicable governmental authorities necessary to occupy and operate the Facilities, and to provide the Services and to otherwise fulfill the terms and conditions of this Agreement;

      (c) except as otherwise instructed by A&P, not place any Merchandise in proximity to any other products or any material that is or may be noxious, flammable, hazardous or whose characteristics may adversely affect the quality, fitness or intended purpose, merchantability and other characteristics of the Merchandise or otherwise cause in any manner whatsoever Merchandise to be adulterated or deteriorate; provided that C&S shall use commercially reasonable efforts to notify A&P where any of the Service Specifications or provisions in the Approved Budget are inconsistent with the protections referred to in this sub-schedule (c); and

      (d) maintain all of the Fixed Assets in good working order and promptly (or as soon as practicable in the case of refrigeration equipment) repair and/or replace any Fixed Assets that may prevent or hinder C&S's ability to provide the Services in accordance with the terms and conditions of this Agreement. C&S covenants and agrees that it shall use commercially reasonable efforts to identify all necessary and desirable maintenance and repair requirements outlined in this sub-schedule (d) for A&P and to provide A&P with an opportunity to include such requirements in the Approved Budget.

2.7 INDEPENDENT CONTRACTOR. It is expressly intended by the Parties hereto and each Party hereby specifically warrants, represents and agrees, that each Party (the "Performing Party" for the purposes of this Schedule) is an independent contractor having its own established place of business and all persons assisting the Performing Party in the performance of its obligations under this Agreement are and shall be deemed the employees of the Performing Party or under contract to the Performing Party for all purposes, and not of the other Party or any Affiliate of the other Party. It is further intended and agreed between the Parties that each Party shall have sole control of the manner and means of performing its obligations under this Agreement. The specific means of accomplishing the purposes of this Agreement shall be left to the discretion of the Performing Party, provided that the purpose of this Agreement is accomplished in a cost-effective manner and otherwise in a manner intended to benefit A&P and C&S. Each Party agrees that its officers, managers, or other management or supervisory personnel employed by them shall effect such management, direction and control in the sole and complete discretion of such Party.

2.8 INVENTORY CONTROL. The Parties hereto agree that they will agree to appropriate inventory control procedures (e.g., physical inventories and cycle counts, as applicable) as part of the Service Specifications. The Parties will further include in the Service Specifications procedures for regulating inventory levels (including investment buy formulas, taking into account the cost of money, and allocations of responsibility for inventory level overages or shortfalls) and handling short-coded or excess product.

2.9 RECYCLABLE MATERIAL PROCESSING. C&S agrees that throughout the Term of this Agreement it shall manage the processing of certain non-hazardous recyclable materials located at the A&P Stores or held at the Facilities for use or resale at the A&P Stores including, but not limited to, cardboard, pallets and plastic materials (the "Recyclable Material") on A&P's behalf (the "Recyclable Material Processing Services") and shall be considered to be part of the Warehousing Services. Recyclable Material expressly excludes: (i) Merchandise and other items traditionally handled through reclamation; and (ii) environmentally hazardous materials or food waste. Specifically, A&P agrees to bale or package in an orderly fashion all Recyclable Material at the A&P Stores, and to label all such packages, so as to permit their collection, inventory, and the tracking of their movement, as set forth in the Service Specifications. C&S agrees to package Recyclable Materials at the Facilities in the same manner. C&S agrees to recover all Recyclable Materials from the A&P Stores, and to assemble the packages of all Recyclable Materials at the Facilities, and shall arrange for the transport of all such materials to an appropriate location for processing. All Recyclable Materials will be processed by C&S in accordance with the Service Specifications. C&S agrees to establish and maintain a means of tracking and reporting the movement of all Recyclable Materials from the A&P Stores and the Facilities, as well as the redemption or other processing of such Recyclable Materials on a unit-by-unit basis. The Parties acknowledge and agree that such a tracking process does not exist as of the Effective Date, but in no event will C&S establish and deploy a tracking system later than ninety (90) days after the Effective Date. [[*]]. All labor, transportation and other costs incurred by C&S in performing the Recyclable Material Processing Services shall be deemed to constitute Costs, as that term is hereinafter defined. Unless otherwise agreed in the Service Specifications, the A&P Stores will not load dunnage or other refuse on C&S's or its contractors' trailers. [*].


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

                                   SCHEDULE 3

                          FACILITIES AND FIXED ASSETS
                          ---------------------------

3.1 FACILITIES. Commencing on the Effective Date and continuing throughout the Term of this Agreement, C&S (and, in the case of the Edison GMDC Facility, A&P) shall perform all Warehousing Services and Transportation Services hereunder from the following warehouse and/or distribution centers that are owned or leased by C&S or one of its Affiliates, and any new or replacement warehouse and/or distribution centers, subject to
      Schedule 3.5 (the "Facilities"):

      (a)   Facilities  Dedicated  Exclusively to Service of A&P Stores (each, a
            --------------------------------------------------------------------
            "Dedicated Facility"):
            ----------------------

                  Facility                       Product Category(ies)
                  --------                       ---------------------

            [*]                                  [*]

      *   [*]

      **  [*]

      (b)   Facilities Servicing A&P  and at least one other C&S Customer (each,
            --------------------------------------------------------------------
            a "Shared Facility"):
            ---------------------

                  Facility                       Product Category(ies)
                  --------                       ---------------------

            [*]                                  [*]

      (c)   Facilities Operated by A&P (each, an "A&P Operated Facility"):
            --------------------------------------------------------------

                  Facility                       Product Category(ies)
                  --------                       ---------------------

            [*]                                  [*]

      (d) Shipping Origin. A schedule setting forth each of the A&P Stores that are serviced by each of the Facilities listed above has been annexed to this Agreement as Exhibit 3.1. Subject to a change in the roster of Facilities set forth in 3.1(a) and (b) above by the establishment of new, replacement or additional Facilities as set forth in Schedule 3.5, the shipping origin of A&P Stores may be changed in accordance with this Schedule 3.1(d). A&P may instruct C&S to change the shipping origin of one or more A&P Stores; provided, however, any change to the shipping origin of A&P Stores, whether singly or in the aggregate, that could reasonably be expected to (a) increase or decrease the volume of any Shared


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

      Facility by [*] or more [[*]] shall require the mutual written consent of C&S and A&P. In addition, the Parties may agree, at any time, to change the shipping origin of any one or more A&P Stores. Changes of shipping origin of A&P Stores that occur during the course of any Contract Year shall be reflected in a Flex Budget.

3.2 DEDICATED FACILITIES. The Parties acknowledge and agree that the Dedicated Facilities are exclusively utilized to support the A&P Stores serviced from such Facilities. C&S covenants and agrees that it will not perform any services or other activities of any sort whatsoever at any of the Dedicated Facilities (a) on behalf of its other customers, (b) on its own account, or (c) for A&P Stores other than the A&P Stores which are normally serviced by such Dedicated Facilities, except to the extent expressly consented to in advance and in writing by A&P. Furthermore, C&S agrees it will not, without A&P's prior written approval, warehouse at or transfer to or from any Dedicated Facility any Merchandise that is not intended for use or resale at the A&P Stores serviced by such Dedicated Facility, nor will C&S otherwise transfer Merchandise between any Facilities. To the extent A&P gives written approval to C&S with regard to the activities for other customers otherwise prohibited in the preceding two (2) sentences, C&S will account for and record any incremental expense incurred in connection with such activities and such expenses will not be considered Costs under this Agreement and will therefore not be chargeable to A&P. The Parties will periodically explore additional opportunities to transfer the A&P Volume to Dedicated
      Facilities. To the extent any Shared Facility ceases to hold any significant amount of case volume for C&S customers other than A&P Volume for a period of time not less than one Contract Quarter, A&P and C&S shall jointly determine if such Shared Facility shall be treated as a Dedicated Facility for the purposes of this Agreement.

3.3 A&P OPERATED FACILITIES. A&P shall be permitted to occupy and operate any A&P Operated Facility, and to perform the Warehousing Services or any other activities at such A&P Operated Facility in any manner of its choosing, subject to A&P's obligations under this Agreement. [*].

3.4 REAL ESTATE OBLIGATIONS. A statement of all Real Estate Obligations as of the Effective Date has been annexed to this Agreement as Exhibit 3.4. Subject to Schedule 3.5, below, C&S covenants and agrees that it shall not alter or add to any of the terms of the current Real Estate Obligations (or any of the future Real Estate Obligations established pursuant to Schedule 3.5 below) without first notifying A&P in writing. Furthermore, C&S agrees that to the extent it enters into any real estate financing transactions with respect to an existing Facility for the exclusive benefit of C&S (e.g., a sale-leaseback transaction) which would give rise to Costs in excess of what is set forth in the Approved Budget for the Contract Year in which such real estate financing transaction was entered into, C&S will hold A&P cost neutral with respect to such real estate financing transactions for such


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

      Contract Year and for all future Contract Years.   The  preceding sentence
      shall not apply to renewals, extensions or modifications of existing or future Real Estate Obligations in the ordinary course of business.

3.5 FACILITY RELOCATION, CLOSURE, OPENING OR CONSTRUCTION. From time to time, C&S may propose to undertake a relocation or closure of a Facility; material enhancement of a dedicated Facility requiring capital expenditure that is not already reflected in the Capital Expenditures component of the Approved Budget; or opening or construction of a new Facility dedicated to A&P (each, a "Facility Decision"). Prior to undertaking a Facility Decision, C&S covenants and agrees that it will consult with A&P with regard to such Facility Decision. The Parties shall discuss in detail and in good faith (a) any capital expenditure requirements related to the Facility Decision and the impact of such expenditures on the Capex and Approved Budgets, including ROI assumptions; (b) the costs related to the Facility Decision, including any applicable shut-down expenses and liabilities, severance, [[*]] and pension contributions for prior underfunding, start-up costs, stranded facility costs, and cost of money for either party (their respective "Facility Decision Costs"); (c) the projected operational savings that will accrue once the Facility Decision Costs have been fully mitigated; and (d) the impact of the Facility Decision on C&S's compliance with the Service Specifications and other performance of the Services under the Agreement. [*]

                     (i)   [*]

                     (ii)  [*]

                     (iii) [*]

                     (iv)  [*]

      [*].

3.6 FIXED ASSETS. A&P recognizes, understands and agrees that C&S may be required to purchase, lease or license equipment or systems specifically dedicated to support the Services and necessary to meet C&S's obligations to A&P under this Agreement. Except with respect to any Emergency Expenditures, the Parties agree that C&S shall not purchase, lease, license or otherwise acquire any new Fixed Assets, or change the financing terms of any current Fixed Asset financing arrangements, which would give rise to Costs in any Fiscal Accounting Period in excess of what is set forth in the Approved Budget without first obtaining the written consent of A&P, which consent shall not be unreasonably withheld, delayed or conditioned. Any and all Fixed Assets which give rise to Costs chargeable to A&P hereunder shall be depreciated in accordance with C&S's depreciation schedule for such Fixed Assets as set forth on the Depreciation Schedule annexed hereto this Agreement as Exhibit 3.6.


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

                                   SCHEDULE 4

                            TRANSPORTATION SERVICES
                            -----------------------

4.1 GENERAL. For so long as A&P may direct during the Term of this Agreement, C&S shall be responsible for inbound transportation of Merchandise to such Facilities and A&P Stores as A&P may direct, and shall provide such services in accordance with the terms of this Schedule 4. C&S will further be responsible for the routing and overall management of outbound transportation and delivery of Merchandise from such Facilities to such A&P Stores as A&P may direct, and C&S shall hire third-party contract carriers to deliver certain Merchandise to the A&P Stores, all in accordance with this Schedule 4 or otherwise as directed by A&P. Notwithstanding the foregoing, the A&P Stores bannered "Pathmark" are currently serviced by Grocery Haulers, Inc. ("GHI") under a contract directly with A&P, and C&S has no management or oversight responsibility with respect to GHI or the outbound transportation of Merchandise to the A&P Stores bannered "Pathmark". Until such time as A&P may amend its contract with GHI, GHI shall be responsible for the routing and delivery of all shipments of Merchandise to the A&P Stores bannered Pathmark. Together, C&S's management of the inbound and outbound transportation and hiring of contract carriers as set forth herein shall be referred to as the "Transportation Services". The Parties agree that, in its sole and exclusive discretion, A&P may elect, upon commercially reasonable notice to C&S, to assume exclusive responsibility for, or to contract with any third party to manage, the Transportation Services; provided that any Base Management Fee or Administrative Management Fee payable to C&S hereunder this Agreement shall not be reduced as a result of A&P exercising its right under this Schedule 4.1; and provided further that A&P shall be responsible for assuming from C&S such tractors, trailers and other similar assets owned or leased by C&S that C&S can demonstrate were utilized in its performance of the Transportation Services and which will not be used by C&S as a result of A&P exercising its rights hereunder. C&S agrees to act in a commercially reasonable fashion to mitigate any expense or losses associated with such assets prior to A&P's assumption thereof.

4.2 INBOUND TRANSPORTATION. Subject to A&P's rights in Schedule 4.1 above, C&S shall manage inbound delivery of Merchandise as it is shipped from A&P's vendors to the Facilities. C&S shall use commercially reasonable efforts to solicit bids from, and to otherwise negotiate with, reputable third-party contract carriers for inbound transport rate proposals to obtain the lowest possible rate for the delivery of Merchandise from the A&P vendors to the Facilities. A&P shall have the right to audit and/or monitor C&S's bidding processes with regard to inbound transportation. [[*]]. C&S shall provide to A&P, on a continuous and ongoing basis, a report setting forth all negotiated contract rates for the transport of Merchandise from the A&P vendors to the Facilities (the "Negotiated
      Inbound Rates"). Subject to the availability and capacity of such contract carriers, C&S


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

      shall invoice A&P the Negotiated Inbound Rates for any delivery of Merchandise from the A&P vendors to the Facilities.

4.3 OUTBOUND TRANSPORTATION. The Parties agree that C&S, in cooperation with A&P and subject to A&P's strategic direction and right to assume exclusive responsibility for the Transportation Services, shall be responsible for the design, development and implementation of the outbound transportation activities, including, but not limited to, transportation network configuration and routing, and for the overall management of Transportation Services supporting the A&P Stores, except for the A&P Stores serviced by GHI as set forth in Schedule 4.1. C&S agrees to arrange, through the hiring of reputable contract carriers on a sub-contracted basis, for the diligent, professional and expeditious transport of such Merchandise to the A&P Stores, except for the A&P Stores serviced by GHI. C&S agrees to arrange, through its contract carriers, for the provision of transportation services, including such accessorial and special services that may relate to transportation services and may be requested by A&P, and to adhere to, and to cause its contract carriers to adhere to, the standards of service, delivery specifications, and other service requirements as set forth in the Service Specifications. C&S acknowledges and agrees that it will be responsible to A&P for the performance of the transportation services by such contract carriers. C&S's performance of the Transportation Services set forth herein shall be based upon the Service Specifications and other projections, information and directions provided by A&P to C&S. All costs associated with outbound transportation to the A&P Stores shall be estimated and agreed to by the Parties, shall be regarded as Costs herein, and shall be incorporated into and made a part of the Interim Budget and any Approved Budget. Title to Merchandise shall remain with C&S until (i) such time as the trailer containing Merchandise exits the loading dock of the applicable Facility, in the case of Merchandise that is picked up from the Facility by a contract carrier arranged for by A&P; or (ii) such time as the trailer containing Merchandise is received at the destination A&P Store, in the case of Merchandise that is picked up from the Facility by a contract carrier arranged for by C&S. Theft of Merchandise or Fixed Assets from an A&P Store location shall not be the responsibility of C&S, unless it is theft committed by a contract carrier or other party for whom C&S is responsible under this Schedule.

                                   SCHEDULE 5

                                 OTHER SERVICES
                                 --------------

5.1 GENERAL. C&S agrees to perform certain services (the "Other Services") on A&P's behalf that are incidental or in addition to the Services, as specified in this Schedule 5. The Parties agree that the costs incurred by C&S in connection with the rendering of the Other Services, and all compensation earned by C&S in connection therewith, shall not constitute Costs but shall remain the sole responsibility of C&S and shall be excluded from the calculation of the Interim Budget and shall not be incorporated into or made a part of any subsequent Approved Budgets under
      Schedule 8.

5.2 COUPON PROCESSING SERVICES. C&S agrees that it will perform coupon processing services with respect to all of the A&P Stores (excluding those stores that as of the Effective Date are bannered as "Pathmark" and excluding stores that A&P may acquire, unless otherwise agreed in writing by the Parties). C&S agrees that it shall commence performing such services as soon as reasonably practicable following the Effective Date (which shall be no later than August 2008) [[*]]. The Coupon Processing Services will be performed in accordance with terms and conditions established by A&P and C&S and set forth in the Service Specifications, [*]. A&P will pay to C&S a fee of [*] per Contract Year for such services, which will be payable in accordance with Schedule 9 hereof. [*]. Notwithstanding the foregoing, the Parties further agree that: (a) if the coupon business materially changes during the Term and there is a material reduction in the prevalence of paper coupons, [*] then the Parties shall discuss an appropriate modification to the coupon processing services and/or the fee payable by A&P to C&S hereunder.

5.3 ACCOUNTS RECEIVABLES DEDUCTIONS. C&S agrees that throughout the Term of this Agreement it shall process and collect on A&P's behalf all accounts receivable deductions that are due A&P from the A&P vendors ("Accounts Receivables Deductions") and which A&P may direct C&S to so collect. [*].

5.4 RECLAMATION. C&S agrees that throughout the Term of this Agreement it shall perform reclamation services (the "Reclamation Services") with respect to all damaged, discontinued or unsalable Merchandise located at the A&P Stores in accordance with the terms and conditions set forth in
      Exhibit 5.4 hereto.  [*].


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                   SCHEDULE 6

                                 SERVICES FEES
                                 -------------

6.1 GENERAL. In addition to any other amounts payable hereunder, as consideration for performing the obligations under this Agreement, A&P shall pay to C&S the Services Fees, as set forth and defined below. In addition to the Base Management Fee and the Administrative Management Fee, A&P shall also pay to C&S the Incremental Volume Fee, the Cost Savings Gainshare Incentive Fee and the [*] if certain conditions are satisfied, as described below. For purposes of this Agreement, the Base Management Fee, the Administrative Management Fee, the Incremental Volume Fee, the Cost Savings Gainshare Incentive Fee and the [*] shall be referred to herein as the "Services Fees." Services Fees shall also include (a) the fees and/or [*] by A&P with respect to the Other Services as set forth in Schedules 5.2, 5.3 and 5.4 (together, the "Other Services Fee") and (b) any fees later agreed to by the Parties, including for Additional Services.

6.2   FEES.

      (a) Base Management Fee. The "Base Management Fee" will be [[*]] per Contract Year (prorated for the Ramp-Up Period) commencing on the Effective Date, as adjusted pursuant to Schedule 6.4 hereof. The Base Management Fee shall be payable to C&S in accordance with the terms and conditions set forth in Schedule 9 hereof.

      (b) Administrative Management Fee. In connection with C&S's provision of corporate and administrative services and personnel, C&S shall be entitled to an "Administrative Management Fee" in an amount equal to [*] per Contract Year (prorated for the Ramp-Up Period) commencing on the Effective Date, as adjusted pursuant to Schedule 6.4 hereof. The Administrative Management Fee shall be payable to C&S in accordance with the terms and conditions set forth in Schedule 9 hereof.

6.3 INCENTIVE COMPENSATION FEES. In addition to the Base Management Fee and the Administrative Management Fee and the Other Services Fee, C&S may be entitled to receive the following fees (the "Incentive Compensation Fees").

      (a) Incremental Volume Fee. To the extent A&P's total net sales (as defined by US Generally Accepted Accounting Principles ("GAAP"), consistently applied) exceeds [*] (the "Incremental Volume Fee Trigger") in any Contract Year, C&S will be entitled to an "Incremental Volume Fee" in the amount equal to [*]. The Incremental Volume Fee, if any, shall be calculated in connection with the reconciliation performed by A&P and C&S following the completion of the year-


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

            end reconciliation at the end of each Contract Year, as set forth in
            Schedule 8.5.3 and the Incremental Volume Fee will be invoiced to A&P on the Weekly Statement immediately following completion of such year-end reconciliation. The Incremental Volume Fee will not be in effect for the Ramp-Up Period, but will be in effect for the remainder of the Term. The Incremental Volume Fee Trigger will be equitably adjusted by the Parties for any acquisition or divestiture by A&P.

      (b) Cost Savings Gainshare Incentive Fee. During the Ramp-Up Period and in any Contract Year, C&S may be entitled to receive a "Cost Savings Gainshare Incentive Fee" as calculated in accordance with
            Schedule 8.11 hereof.

      (c)   [*].  During the Ramp-Up Period and in any Contract Year, C&S may be
            entitled   to  receive  a  [*]  as  calculated  in  accordance  with
            Schedule 7.15(c) hereof.

6.4   CPI ADJUSTMENTS TO CERTAIN SERVICES FEES.

      (a) The Base Management Fee and the Administrative Management Fee shall be adjusted at the beginning of each Contract Year, including the First Contract Year, by a percentage equal to that percentage by which the non-seasonally adjusted Northeast Urban Average All Items Consumer Price Index for All Urban Consumers (1982 - 1984 = 100), as available on the first day of the new Contract Year from the Bureau of Labor Statistics of the United States Department of Labor, or any successor index ("CPI"), varies from the same on such day of the prior year. The Parties agree that they will use the CPI report for the month of August each year as the basis for comparing to the prior year, as such report becomes available generally within two weeks of the close of August. For purposes of illustration, for the CPI adjustment that will occur effective upon the second full Contract Year commencing September 26, 2009, assume that the CPI for August 2008 is 258.1 and the CPI for August 2009 is 260.4, then the CPI adjustment effective September 26, 2009 is 260.4 - 258.1 = 2.3 /
            258.1 = 0.89%. The then current Base Management Fee would be multiplied by 0.89% to arrive at the increase to the Base Management Fee. If the then current Base Management Fee was [[*]], then the adjustment would be [*] and the new Base Management Fee would be [*]. Notwithstanding the above, the adjustment shall have an annual cap of (i) 2.5% for the Base Management Fee only and (ii) 1.5% for the Administrative Management Fee only, provided in each case that the excess over the capped amount shall be accumulated and applied to future adjustments to the extent the CPI adjustment in any year is less than the capped amount. For example, if in the first adjustment cycle the CPI is 3.0%, the second adjustment cycle the CPI is 3.2% and the third adjustment cycle the CPI is 0.5%, for purposes of calculating the adjustment in the third cycle to the Base Management Fee, the accumulated excess for the prior two cycles is 1.2%, thus the adjustment is 0.5%


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

            + 1.2% = 1.7%. In the case of the Administrative Management Fee, the accumulated excess would be 3.2%, so the adjustment in the third adjustment cycle would be 0.5% + 1.0% = 1.5%, leaving an accumulated excess of 2.2% (3.2% less the applied deficit of 1.0%).

      (b) The Incentive Volume Fee Trigger shall be adjusted at the beginning of each Contract Year, including the First Contract Year, for the "CPI for All Food" for most recent period for which such calculation is "Final" as reported by the United States Department of Agriculture Economic Research Service (or, if not available from the USDA, then as reported by such other similar authority).

            As set forth in Schedule 8.11, the Baseline Budget is also subject to a CPI adjustment pursuant to this Schedule 6.4.

                                   SCHEDULE 7

                   PROCUREMENT AND PURCHASING SERVICES; [*]
                   ----------------------------------------

I.    GENERAL

7.1 MERCHANDISE. Subject to the terms and conditions set forth in this Agreement, A&P agrees to purchase from C&S, and C&S agrees to sell to A&P, certain quantities of grocery, produce, dry bakery, candy, fresh meat, fresh deli, fresh seafood, dairy, frozen (mainline), frozen bakery, frozen meat, frozen commodities, ice cream, ice, HBC/GM, private label products, spices and supplies, and certain other merchandise in the product categories carried by C&S or A&P, but excluding the products set forth in
      Schedule 7.4(a) (collectively, "Merchandise") for use or resale at the A&P Stores.

7.2 EXCLUSIVITY. Except as may be otherwise expressly stated in this Agreement, A&P agrees that for the Term of this Agreement it shall not contract with any unaffiliated third party other than C&S to procure and/or purchase Merchandise.

7.3 A&P STORES. The term "A&P Stores" means all supermarket stores owned and operated by A&P or any of its Affiliates as set forth on Exhibit 3.1, attached hereto. In addition, the term "A&P Stores" shall include any new or replacement stores of A&P or any of its Affiliates in the geographic region of any of the A&P Stores, except that A&P Stores shall not be deemed to include any acquisition of ten (10) or more stores at one time by A&P, nor shall it include those stores which are acquired by A&P and which, at the time of such acquisition, are already serviced by a third party logistics, procurement and/or purchasing services provider other than C&S and A&P was required to assume such third party contract as a condition of acquiring such stores. Likewise, should C&S acquire a business that supplies A&P, whatever contracts are then in existence shall continue and shall not be automatically subsumed into this Agreement.

7.4   EXCLUSIONS.

      (a)   Merchandise does not include the following products:

                     (i) products that are available for purchase by A&P through direct store delivery ("DSD") or from cross dock vendors and designated as DSD or cross dock by A&P from time to time;

                     (ii) certain seasonal GM or specialty products, which may include natural, organic and private label products, which are procured and purchased by A&P (such as those products stored at the A&P Crown Facility) from specialty suppliers who at the time of this Agreement are, or in the future may become, authorized


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

                         by A&P in A&P's sole discretion to procure such product on behalf of A&P, provided however that A&P will in good faith support C&S and purchase such products through C&S if, in the reasonable opinion of A&P, C&S is cost competitive and provides similar services to the other vendors of such products;

                   (iii) Floral;

                   (iv)  Tobacco;

                   (v)   Pharmacy (prescription medications); or

                   (vi)  Liquor.

      (b) Nothing in this Agreement shall prohibit or otherwise limit A&P's ability to (i) purchase either now or in the future any item that is available to A&P via DSD or cross dock, or (ii) designate on a temporary or long term basis any Merchandise as DSD or cross dock.

7.5 PROCUREMENT GENERALLY. For purposes of this Agreement, to "procure" shall mean to negotiate directly or indirectly with the applicable vendor with respect to all terms of the purchase of goods including, but not limited to (as applicable), price, specifications, quantity, freight and [[*]] (the "Purchase Terms"). Both Parties shall, with respect to the Merchandise it procures hereunder: (a) procure such Merchandise, and otherwise operate, in accordance with all applicable law and with prudent and ethical business practices; (b) maintain a right-sized procurement organization staffed with competent and appropriately skilled buyers, and supported by a commercially reasonable systems infrastructure, all taking into account the level and nature of procurement activity; and (c) in all cases negotiate for its most competitive price available with respect to the Merchandise that it procures. The Parties acknowledge and agree that, in its sole and exclusive discretion, A&P may elect upon commercially reasonable written notice to C&S to assume exclusive or partial responsibility for procuring any or all of the Merchandise intended for use or resale at the A&P Stores as more fully set forth in Schedule 7.7(e) hereof; provided that any Base Management Fee or Administrative Management Fee payable to C&S under this Agreement shall not be reduced as a result of A&P exercising its right under this Schedule 7.5. Subject to any exceptions contained in this Agreement, C&S shall continue to purchase all such Merchandise as set forth in Schedule 7.6, below. A&P shall have exclusive responsibility for procuring the goods that are excluded from Merchandise as set forth in Schedule 7.4(a), hereof. C&S shall not engage in the procurement of any Merchandise in connection with the A&P Volume except as is expressly stated in this Agreement.

      [*].


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

7.6 PURCHASING GENERALLY. For the purposes of this Agreement, to "purchase" shall mean to: (a) perform the physical act of purchasing goods through the execution and tender of purchase orders to an applicable vendor;
      (b) to pay for such goods; and (c) to own such goods for the period immediately preceding their resale to A&P. [*]. A&P shall have exclusive responsibility for purchasing the goods that are excluded from Merchandise as set forth in Schedule 7.4(a), hereof.

II.    PROCUREMENT AND PURCHASE OF CENTER-STORE CATEGORIES OF PRODUCTS

7.7   CENTER-STORE PROCUREMENT AND PURCHASING.

      (a)   [*].

      (b) C&S shall purchase and manage the regular turn Center-Store Products inventory intended for use or resale at the A&P Stores. C&S's management of A&P's regular turn Center-Store Products inventory shall be based upon historic Center-Store Products turn information maintained by C&S, volume forecast requirements provided by A&P, product specifications supplied by A&P, and other projections and other information and direction provided by A&P to C&S.

      (c) C&S shall purchase promotional or other high-velocity Center-Store Products inventory intended for use or resale at the A&P Stores as directed by A&P. C&S's purchase of promotional or high-velocity Center-Store Products shall be based upon A&P's advance estimates of promotional volumes, product specifications, purchase quantities, delivery dates, store-specific volume allocations (as further set forth in the Service Specifications) and other Center-Store Products information supplied by A&P to C&S, and other projections and other information and direction provided by A&P to C&S.

      (d) C&S agrees that it shall maintain and provide A&P on a daily basis detailed inventory date code viewing and close dated reports with respect to all Center-Store Products that have code dates, intended for use or resale at the A&P Stores, along with any other reports or information required under the Service Specifications. The Parties recognize that C&S as of the Effective Date does not have a systemic solution for this obligation and is working with vendors on "open" code dating and external labeling to facilitate more efficient tracking of code dates on Center-Store Products, but that C&S shall establish such a system within a commercially reasonable time following the Effective Date.

      (e)   [*].


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

      (f)  [*].

7.8   [*] WITH RESPECT TO CENTER-STORE PRODUCTS.

      (a) [*]. On the first Tuesday following the end of each Fiscal Accounting Period (but in no event sooner than 2 days following the end of the Fiscal Accounting Period), C&S will provide to A&P movement reports that will permit A&P to bill vendors for A&P's [*] for all Center-Store Products. C&S will not collect any [*] from A&P vendors with respect to Center-Store Products unless expressly consented to in writing by A&P.

      (b)   [*].  C&S agrees it shall not make
            any communication to any vendor or other third party, or engage in any other conduct, that directly or indirectly reduces any economic benefits realized by A&P under its [*] programs in connection with the Center-Store Products Volume or that otherwise has an adverse impact on A&P's negotiations regarding such [*] programs. In no event shall any [*] program negotiated by C&S on its own account or that of its customers in any way prevent, interfere with, or otherwise take from A&P's realization of the full economic benefit of the [*] programs A&P may negotiate for its own account with respect to the Center-Store Products Volume. A&P shall provide or substantiate a direct nexus between the prohibited actions described in this Schedule 7.8(b) and any adverse economic impact suffered by A&P.

III.    PROCUREMENT AND PURCHASE OF FRESH CATEGORIES OF PRODUCTS

7.9   FRESH PRODUCTS PROCUREMENT AND PURCHASING.

      (a)   Terms Applicable to all Fresh Products.

                     (i) General. [*]. Under no circumstances shall C&S substitute for any Fresh Products alternative goods that do not possess the identical product specifications as those designated by A&P without A&P's express written consent. A&P agrees to respond in a timely manner to C&S requests to substitute Fresh Products in order to meet A&P's service requirements in the event a vendor designated by A&P is unable to fulfill an order. The


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

                         processes governing the substitution of Fresh Products shall be set forth in the Service Specifications.

                     (ii) Procurement. [[*]]. C&S shall purchase all Fresh Products as instructed by A&P, all in strict accordance with the product specifications, vendor designations and other terms of purchase established by A&P.

                     (iii) Purchases  -  Regular  Turn   Inventory.   C&S  shall
                           purchase and manage the regular turn Fresh Products inventory intended for use or resale at the A&P Stores. C&S's management of A&P's regular turn Fresh Products inventory shall be based upon historic Fresh Products turn information maintained by C&S, volume forecast requirements provided by A&P, product specifications and vendor designations supplied by A&P, and other projections and other information and direction provided by A&P to C&S. C&S shall be responsible for determining the quantity and delivery date of regular turn inventory for Fresh Products. C&S's purchase of replenishment Fresh Products inventory shall be in strict accordance with all terms of purchase established by A&P in its procurement of Fresh Products.

                     (iv) Purchases - Promotional. C&S shall purchase promotional or other high-velocity Fresh Products inventory intended for use or resale at the A&P Stores. C&S's purchase of promotional or high-velocity Fresh Products (which shall include turkey, shrimp, crab and other high-tonnage categories of frozen commodities) shall be based upon A&P's advance estimates of promotional volumes, product specifications, vendor designations, purchase quantities, delivery dates, store specific volume allocations (as further set forth in the Service Specifications), and other Fresh Products information supplied by A&P to C&S, and other projections and other information and direction provided by A&P to C&S.

                     (v) Short Supply. If C&S fails to maintain the Fresh Products turn inventory, or to otherwise purchase any Fresh Products in accordance with instructions received from A&P hereunder, so as to result in "stock-outs" or short supplies of Fresh Products, C&S shall promptly notify A&P of such fact and A&P shall instruct C&S as to the manner and vendor from whom C&S shall purchase such amount of replenishment Fresh Products as may be required to cure the short supply. In the case of a short


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

                           supply, at A&P's request C&S shall be required to prove that it made a good faith attempt to purchase all Fresh Products from the Fresh Products vendors designated by A&P.

                     (vi) Inventory; Purchase Orders; Inspections. Subject to the confidentiality provisions set forth in this Agreement, C&S will provide A&P, at the end of each business day, a report providing detailed transaction information with respect to the purchase orders for Fresh Products processed during such business day. A&P will review such purchase order information provided by the reports for Fresh Products and will provide C&S with such changes to the purchase orders as A&P may request prior to 10:00 a.m. on the next day following the delivery of such reports. Such reports will enable A&P to verify that C&S is purchasing Fresh Products in conformity with product specifications and vendor designations supplied by A&P. C&S will be responsible for the inspection of all Fresh Products prior to their acceptance at the Facilities by C&S to ensure strict compliance with A&P's Fresh Products specifications. C&S will provide A&P prompt notice of any Fresh Products that, in C&S's judgment, warrant complete or partial refusal. A&P and C&S shall collaborate, in good faith, to interact with vendors with respect to such Fresh Products and the Parties will minimize any out-of-code Fresh Products, including distribution of such Fresh Products to the A&P Stores. If A&P requests that C&S accept any Fresh Products that C&S would otherwise reject, A&P and C&S will agree on a plan of distribution for such Fresh Products and C&S will not be responsible for out-of-code or quality issues related to such product.

                     (vii) Forward Buying.  [*].

                     (viii)Information  and  Reports.  C&S agrees that it  shall maintain and provide to A&P on a daily basis detailed inventory date code viewing with respect to short coded items and close dated reports with respect to all Fresh Products intended for use or resale at the A&P Stores, along with any other reports or information required under the Service Specifications. In addition, C&S will provide A&P on a daily basis a daily inventory report on all fresh seafood slots/SKUs at the Facilities, which shall be prepared and maintained by C&S in accordance with mutually agreed upon polling schedules and other specifications. The Parties agree to collaborate closely on minimizing out-of-code Fresh Product.

                     (ix) Exact Weight - Meat. C&S shall invoice A&P for the exact weight of all fresh and frozen meat products in Facilities with voice selection technology, which information shall be scanned from the case packaging of the meat products as they are selected by C&S for delivery to the A&P Stores. In Facilities that do not have voice selection technology, C&S will continue to bill on an average weight basis. The Parties will agree on a method of calculating average weight, which will be set forth in the Service Specifications.

                     (x) Product Handling Requirements. C&S shall receive, store, handle and distribute all Fresh Products in strict accordance with the Fresh Products handling requirements set forth in the Service Specifications.

7.10 FLORAL PRODUCTS PROCUREMENT AND PURCHASING. A&P shall determine all Floral Product specifications and shall exclusively negotiate with vendors all terms of purchase for Floral Products including, but not limited to, cost and quantity, delivery date and allowances, rebates, [[*]] and any other monetary or non-monetary funding for all Floral Product intended for use or resale at A&P Stores. A&P shall purchase all Floral Products. A&P shall purchase and manage the regular turn Floral Products inventory intended for use or resale at the A&P Stores. C&S shall have neither procurement nor purchasing responsibility with respect to Floral Products under this Agreement. C&S agrees that, except as otherwise expressly stated herein, C&S shall not communicate in any fashion, whether directly or indirectly, with any of A&P's vendors with respect to Floral Products volume intended for use or resale at the A&P Stores.

7.11  [*] WITH RESPECT TO FRESH PRODUCTS.

      (a)   [*].

      (b) [*]. In no event shall any [*] program negotiated by C&S on its own account or that of its customers in any way prevent, interfere with, or otherwise take from A&P's realization of the full economic benefit of the [*] programs A&P may negotiate for its own account with respect to A&P's Fresh Products Volume. A&P shall provide or substantiate a direct nexus between the prohibited actions described in this Schedule 7.11(b) and any adverse economic impact suffered by A&P.


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

      (c)   [*].

      (d)   [*].

IV    TERMS COMMON TO ALL PROCUREMENT AND PURCHASING

7.12  PROCUREMENT SERVICE LEVELS.

      (a) Target and Required Purchasing Service Level. C&S agrees that, commencing on the Effective Date and continuing during the Term of this Agreement, the targeted service level for all Merchandise purchased by C&S on A&P's behalf will be [*] (the "Targeted Purchasing Service Level"), and the Required Purchasing Service Level shall be [*] for the first 18 months following the Effective Date and [*] thereafter (the "Required Purchasing Service Level"). The punitive service level shall be [*] for the first 18 months following the Effective Date and [*] thereafter (the "Punitive Service Level"). The Purchasing Service Level will be measured each Contract Week (the "Measurement Period") during the Contract Year for all A&P Volume purchased from C&S: (i) by Facility; (ii) by Department within Facilities; and (iii) aggregated for all Facilities.

      (b)   Definitions.

            The "Purchasing Service Level" in each instance is calculated as a quotient, the numerator of which shall be the number of cases (or shipping units, in the case of HBC/GM) invoiced, plus "Ad Overpulls," short supplies due to untimely or inaccurate volume forecasts provided by A&P (subject to the information requirements set forth in the Service Specifications), and "Manufacturer Out-of-Stocks," and the denominator shall be the number of cases (or shipping units, in the case of HBC/GM) ordered, less unauthorized cases and discontinued items. The Purchasing Service Level calculation shall be adjusted at the end of each


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

            week to reflect any shortages from the prior week that are in excess of [*] (based on audited results).

            "Ad Overpull" shall be defined as any promotional volume in excess of the forecast timely provided by A&P (with respect to whether A&P has provided information "timely" being determined in accordance with the Service Specifications and the subject vendor's lead-time requirements).

            An item will qualify as a "Manufacturer Out-of-Stock" if: (i) such item was subject to a product recall; (ii) such Fresh Products item was rejected by C&S on quality-based grounds and such rejection was confirmed by A&P or a USDA inspector; (iii) C&S provides within seven (7) days after shipment to the A&P Stores written proof of out-of-stock status (e.g., a letter from the manufacturer indicating the quantity of the item that was unavailable from the manufacturer for the period in question, or a received purchase order issued within proper lead time indicating the quantity of the item that was cut by the manufacturer); or (iv) the manufacturer has refused to ship product due to a dispute over an Accounts Receivables Deduction as set forth in Schedule 5.3 and C&S provides such evidence as described in sub-schedule (iii) in this paragraph.

            "Department" shall mean each of the following [*] groupings of product categories:

                 [*]

      (c) Calculation and Reporting. C&S will provide A&P, throughout the Term of this Agreement, on a weekly and Fiscal Accounting Period basis, a "Purchasing Service Level Reconciliation Report" showing, with respect to all orders processed for the given period, the actual Purchasing Service Levels
            (each,  respectively,  the  "Actual  Purchasing  Service
            Level") [*].


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

      (d)   Service Level Breaches.

            A  "Minor  Service  Level Violation" [*]
            shall  occur   when  C&S  fails  to  meet  the  Required
            Purchasing  Service Level [*]  in  any
            Contract Week.

            [*]

            [*]

            A "Punitive Service Level Breach" is a failure to meet Punitive Service Level measured across all Facilities in the aggregate for:
            a) [*] consecutive Contract Weeks during any twelve month rolling period; or b) any [*] Contract Weeks during any twelve month rolling period.

      (e)   Penalties.

            Minor Service Level Violation:  [*].

            [*]


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       * Material omitted and filed separately with the Securities and Exchange
Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

            Punitive Service Level Breach: [*] for every [*] (pro-rated) by which the Punitive Service Level measured across all Facilities is not met, for each week comprising the Punitive Service Level Breach and for each additional week thereafter that C&S fails to meet the Punitive Service Level (measured across all Facilities) during any twelve month rolling period.

            Termination Level Breach: A&P shall have the right to terminate this Agreement in the event that the Purchasing Service Level measured across all Facilities in the aggregate is below the Punitive Service Level for [*] consecutive Contract Weeks or any [*] Contract Weeks during any twelve month rolling period. However, A&P shall have the right to terminate this Agreement in the event that the Purchasing Service Level measured across all Facilities in the aggregate is below [*] for [*] consecutive Contract Weeks or any [*] Contract Weeks during any twelve month rolling period.

            Measurement Periods must be distinct and not overlapping. Penalties likewise may be assessed only a single time for cases or units that comprise a Service Level Shortfall, meaning that if C&S been assessed a penalty for such volume, it cannot be assessed another penalty for that same volume shortfall.

      (f) Exceptions. This Schedule 7.12 shall be void with respect to any Merchandise for which A&P assumes responsibility for turn or promotional buying. If A&P assumes a portion of the turn or promotional buying responsibility, this Schedule 7.12 shall apply only to that A&P Volume with respect to which C&S has retained buying responsibility. With regard to Merchandise for which A&P assumes turn or promotional buying responsibility, C&S shall notwithstanding be responsible for shipping (or making available for pickup where outbound transportation is arranged for by A&P) [*] of all Merchandise ordered by A&P, unless C&S can provide adequate proof that there was not sufficient inventory of such Merchandise at the Facility to meet the order placed by A&P and such was not attributable to C&S's failure to properly execute purchase order.

7.13  LEFTOVER AD.  For the purposes  of  this  Agreement,  "Leftover Ad Volume"
      shall  mean  the  volume  of  any  Merchandise  originally  comprising   a
      promotional order that remains


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

      unshipped as of the date upon which the applicable promotion concluded minus the average regular turn inventory on-hand of such Merchandise for the prior Contract Quarter. C&S and A&P will work together to minimize Leftover Ad Volume, including, remerchandising items where possible, canceling trucks and having vendors pick up Leftover Ad Volume, or providing other instructions to C&S with regard to the disposition of such items prior to any Merchandise going out of code. If the Parties are not successful in disposing of such Leftover Ad Volume, A&P shall reimburse C&S for its [[*]] for such items, less any salvage value received. The specific procedures to be followed by the Parties shall be as set forth in the Service Specifications.

7.14  [*].

      (a)   [*].

                     (i)   [*].

                         (x)   [*].

                         (y)   [*].

                     (ii)  [*].

                     (iii) [*].

                     (iv) [*]. For the purpose of clarification, to the extent an A&P Store changes banner during the period between the date hereof and the commencement of the third Contract Year, the terms applicable to such A&P Store shall be those terms set forth in the Prior Agreement in effect with respect to such A&P Store on the Effective Date. As of the commencement of the [*]
                           Contract Year, all such pre-existing billing practices will be terminated and C&S will charge A&P the [*] for such Center-Store Products, as set forth in Schedule 7.14(a)(i)(x).

                     (v)   With    respect    to   sub-schedule (iv)   in   this
                           Schedule 7.14(a), the Parties agree that they will re-examine such practices in light of the [*] results as measured in the year-end reconciliation and mutually determine whether such practices may be terminated before the end of the [*] Contract Year, making any necessary changes to the [*].

      (b)   [*].


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

      (c) Audit Rights. A&P may audit C&S's records in order to confirm that [*] are calculated and administered in accordance with the terms and conditions of this Agreement. Such audits shall be conducted in accordance with the terms of Schedule 12.5 hereof. [*]. To the extent A&P seeks to review any contracts or other records pursuant to such an audit and which are subject to a confidentiality agreement between C&S and any of C&S's vendors, A&P will execute an appropriate "clean room" protocol or other confidentiality agreement that will permit access to such confidential information but only to members of A&P's internal audit team or to any third-party external auditor A&P has engaged for that purpose and that are approved by C&S.

      (d) Restricted Information. A&P understands and agrees that information related to [*] ("Restricted Information") is highly sensitive and shall be subject to a heightened level of confidentiality and restricted access. Accordingly, in order for C&S to agree to provide such Restricted Information, A&P agrees that it will allow access to such Restricted Information only to those A&P employees or third party agents who have a need to know such Restricted Information in connection with A&P's confirmation of [*] and [*] (the "Permitted Use"), who have been approved of by C&S, and who will each individually be required to execute affirmations of the confidentiality obligations stated herein ("Permitted Individuals"). A&P agrees that other than to the Permitted Individuals, A&P shall not disclose such information to any other person or party. All such Restricted Information may not be copied or reproduced by A&P in any form, and may only be used pursuant to the Permitted Use.

      (e) Interim Pricing Methodology. C&S shall complete testing of and shall be prepared to commercially deploy its Lot Management System within ninety (90) days of the Effective Date (the "Interim Period"). However, A&P shall have the right to conduct a pre-deployment LMS audit and the LMS shall not be deployed until approved by A&P (which approval shall not be unreasonably withheld). [*].

      (f)   [*].

      (g)   [*].

7.15  C&S [*].

      (a)   [*].

      (b) [*]. In connection with the year-end reconciliations, A&P and C&S shall determine whether any amounts are due and owing to A&P pursuant to this Schedule 7.15(b). Any amounts due to A&P in connection with the [*] shall be paid to A&P in accordance with this
            Schedule 7.15(b) and Schedule 9 hereof and

------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

            shall be credited to A&P on the next Weekly Statement immediately following the conclusion of the year-end reconciliation. [*].

      (c) [*]. This sub-schedule "c" shall be deemed null and void to the extent A&P elects to assume control over all aspects of procurement of Center-Store Products pursuant to Schedule 7.5 hereof.

      (d)   [*].

7.16  [*].

7.17 STANDARD CREDIT POLICY. The Parties agree to the terms and conditions of the Standard Credit Policy attached hereto as Exhibit 7.17. A&P and C&S will work together in good faith to revise the Standard Credit Policy currently in effect to the Parties' mutual satisfaction. The purpose of such revision is to agree upon terms that comport with the open-book nature of the relationship between the Parties and to create costs savings and efficiencies wherever possible, while at the same time ensuring high quality selection and service level to the A&P Stores. When such revised terms have been mutually agreed to in writing by the Parties, such revised Standard Credit Policy will be included in the Service Specifications.



------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

                                   SCHEDULE 8

        PREPARATION OF INITIAL BUDGET AND ANNUAL BUDGETS; SHARED SAVINGS
        ----------------------------------------------------------------

8.1 BUDGET AND REMUNERATION PROCEDURES. The procedures for the establishment of the Initial Approved Budget and subsequent Approved Budgets, and Flex Budgets and budget variances which the Parties agree shall apply for the Term is set forth below. A&P agrees to pay to C&S the Costs and remuneration due under this Agreement in the time and manner set forth in
      Schedule 9.

8.2 INITIAL APPROVED BUDGET. Not less than thirty (30) days prior to the end of the Ramp-Up Period and the commencement of the First Contract Year, C&S and A&P will agree upon a budget that has been developed in accordance with the form of the Interim Budget attached hereto as Exhibits 1.4(a)-
      (g). The "Approved Budget" shall be comprised of the budgets for the Total Warehousing Costs, Total Transportation Costs, Total Direct Overhead Costs, Capital Expenditures, Total Services Fees and [*]. The Approved Budget for the First Contract Year shall be referred to herein as the "Initial Approved Budget". The Initial Approved Budget and all subsequent Approved Budgets will be prepared in accordance with the Interim Budget format. For the purposes of this Agreement, all calculations related to the Approved Budget and any other matters in connection with the terms of this Agreement shall be calculated consistent with GAAP.

8.3 BUDGETED COSTS. The Initial Approved Budget, and all subsequent Approved Budgets, shall set forth in absolute dollars all Costs agreed upon by the Parties to be incurred in connection with the performance of the Services, the operation of the Facilities by C&S, and purchases and other investments in Fixed Assets (in the applicable Contract Year) and shall be broken out on a Facility-by-Facility basis (except for the [*] and Direct Overhead). The Approved Budgets shall be prepared according to an engineered standard, provided however that the Parties acknowledge and agree that C&S, as of the Effective Date, has partially embarked on a project to convert its facilities from a cost-per-piece compensation system to engineered standards. Accordingly, to the extent that costs, bargaining obligations, and other factors bear on the rollout of engineered standards across the Facilities, C&S shall provide to A&P a business case setting forth all such costs and obligations as well as the return on investment (ROI) associated with such costs and obligations, and the Parties shall agree on an appropriate capital expenditure budget addressing such costs and obligations.

      (a) Costs will include costs and expenses reasonably incurred in connection with the performance of the Services and the operation of the Facilities during the Term as further set forth on the Approved Budget. Without limiting the foregoing, the term "Costs" shall include the following categories of costs and expenses:


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

                     (i) "occupancy costs" for all Facilities, which shall be comprised of:

                  a. With respect to leased Facilities - all rent, additional rent, leasehold improvements, rental subsidies and other costs, liabilities and obligations relating to any leases or subleases of the Facilities;

                  b. With respect to owned Facilities - an imputed rental amount for the applicable Facility; and

                  c. such other customary periodic real estate carrying costs including, but not limited to, common area maintenance, real estate, personal property and business taxes, utilities, insurance and customary maintenance and repair expenses;

                     (ii) imputed rental amount for all Fixed Assets owned by C&S;

                     (iii) all equipment maintenance, repair and rentals and all charges under any leases of equipment assumed by C&S or entered into by C&S in accordance with the terms of this Agreement (including without limitation leases which constitute capital leases under GAAP) and relating to the provision of the Services;

                     (iv) all reasonable and necessary transportation and freight costs, including fuel, tolls and payments made to contract carriers for freight services, directly relating to the provision of the Transportation Services;

                     (v) all direct and indirect labor costs (including without limitation salaries, wages, benefits, worker's compensation expenses incurred or accrued by C&S on a GAAP basis) relating to the provision of the Services, provided however that the Parties agree beginning with the First Contract Year A&P shall be
                           responsible   to   pay   the   amount   of   workers'
                           compensation expense set forth in the Approved Budget, plus or minus a maximum of [*] (meaning that if the expense is greater than [*] over the budgeted amount, C&S will be responsible for such excess over [*], and if the amount is greater than [*] below the budgeted amount, C&S shall retain the benefit below [*]);

                     (vi)  costs of third party contractors;


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

                     (vii) all  reasonable  pay  in  lieu of notice,  reasonable termination and severance payments and like amounts (other than those resulting from termination of this Agreement in accordance with Schedule 11 of this
                           Agreement or from any Facility Decision, unless otherwise agreed to by the Parties pursuant to
                           Schedule 3.5), and all related costs and expenses in accordance with C&S's procedures and policies, relating to the termination of employment of any one or more employees employed in connection with the provision of the Services;

                     (viii)direct overhead charges  representing  the reasonable and necessary administrative and systems costs incurred by C&S to the extent they are necessary to directly support the rendering of Services performed by C&S hereunder but shall not include those in support of C&S's rendering of the Other Services (the "Direct Overhead Costs"). These costs primarily relate to the use of financial, human resources, procurement, purchasing and other management personnel and information systems;

                     (ix)  premiums  payable  with  respect to the  policies  of
                           insurance  referred  to  in  Schedule 10.2   of  this
                           Agreement;

                     (x) deductibles, retentions, expenses and out-of-pocket settlements paid by C&S from time to time with respect to any of the policies of insurance referred to in Schedule 10.2 of this Agreement;

                     (xi) product shrink, out of code, damaged or unsalable Merchandise;

                     (xii) all reasonable and  necessary  costs  with respect to any information processing and related communications devices, equipment, systems, information, data, or software (collectively "Systems") used in connection with the Services; and

                     (xiii)all other costs of whatever  nature properly incurred by C&S in connection with the provision of the Services and approved in advance by A&P, other than in the case of an Emergency Expenditure or other exigent circumstances, which, in C&S's commercially reasonable judgment, such costs were required to be incurred prior to such approval by A&P.

      (b)   "Costs" shall not include:

                     (i)   imputed   rent   or   depreciation   related  to  any
                           additional capital expenditures not included in the Capital Expenditures portion of the Approved Budget, unless C&S and A&P otherwise agree in writing, except in the case of an Emergency Expenditure;

                     (ii) Subject to Schedule 1.2, any costs, claims, liabilities, charges or obligations of any sort whatsoever that have been incurred by C&S, or have accrued or arisen, prior to the Effective Date, regardless of when asserted or when effective, whether in connection with the Prior Agreements, or in connection with Services rendered by C&S on behalf of A&P, Pathmark, any of C&S's other customers, or in connection with C&S's other activities prior to the Effective Date, including but not limited to judgments, claims, suits, actions or other obligations, subject to the treatment of workers' compensation expense as set forth in
                           Schedule 8.3(a)(v) above; provided, however that claims such as personal injury claims in which the triggering incident occurred prior to the Effective Date but expenses associated therewith are experienced during the Term, such expenses as incurred and recorded on a GAAP basis during the Term shall properly be included as Costs under this Agreement, but in no event shall A&P be responsible for any such expenses incurred and recorded on a GAAP basis outside the Term of this Agreement;

                     (iii) except for the pension  plan contribution obligations as set forth in the applicable collective bargaining agreements, any costs, claims, liabilities, charges [*] or any underfunded pension plan payment obligations and any surcharges or assessments from multi-employer funds, subject to agreements that may be entered into pursuant to Schedule 3.5 [*];

                     (iv) costs resulting from any violation of Law, any labor or employment claims (other than workers' compensation claims), any costs related to C&S's or its subcontractors' negligence or third party personal injury claims outside of the Costs set forth in Schedule 8.3(a)(v) or Schedule 8.3(a)(ix)-(x), third-party contractual claims or other third-party judgments, claims, losses, suits, actions, or other obligations of any sort whatsoever, except to the extent such cost is subject to A&P's indemnification obligation to C&S under Schedule 10 hereof;

                     (v) any costs resulting from any breach by C&S of its obligations under this Agreement, or from C&S's acts or omissions constituting gross negligence or willful misconduct; or

                     (vi) costs in connection with the performance of Other Services by C&S.


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

      (c)   Costs for Shared Facilities.

                     (i) Costs in connection with any Shared Facility during a Fiscal Accounting Period shall be allocated to A&P according to a ratio (expressed as a percentage) equal to (x) A&P's actual shipped case volume for such Shared Facility for the trailing twelve-month period ending on the last day of such Fiscal Accounting Period divided by (y) the total case volume, expressed as a percentage (the "Actual Allocation Amount"). For purposes of this
                           Schedule 8.3(c), the "Baseline Allocation Amount" shall mean A&P's Actual Allocation Amount as of the last day of the first Fiscal Accounting Period of the Term. In the event of a change of shipping origin of one or more A&P Stores that results in a material volume shift, including but not limited to changes that occur as a result of a Facility Decision, the Actual Allocation Amount will be reset in accordance with A&P's volume in the new Facilities and will be modified every Fiscal Accounting Period using only the trailing volumes that reflect such changes in shipping origin.

                     (ii) To the extent a reduction in the case volume of other C&S customers at a Shared Facility results in an increase of A&P's Actual Allocation Amount by [*] or more compared to the Baseline Allocation Amount for such Facility, A&P's Actual Allocation Amount for such Fiscal Accounting Period shall be deemed to be no more than the Baseline Allocation Amount plus [*]. For the avoidance of doubt, any increase in the Actual Allocation Amount due to an increase in A&P Volume at such Facility shall not be counted for purposes of the aforementioned calculation.

      (d) The Parties agree that to the extent the Actual Costs in an Aggregate Cost Grouping (as set forth on Exhibit 1.4(a)) exceed the Approved Budget for such Aggregate Cost Grouping in any Contract Year (or the Ramp-Up Period) after taking into account the budget Flex as described below (the "Excess Costs"), A&P will not pay or reimburse C&S for such Excess Costs, unless: (i) the Excess Costs were necessary or advisable in the discretion of C&S to perform the Services or to otherwise comply with its obligations under this Agreement and C&S obtained A&P's prior written authorization to incur the Excess Costs, to the extent obtaining such advance authorization was feasible under the circumstances; (ii) the Excess Costs were of the nature of an uncontrollable cost, which shall include all costs that are not within the reasonable control of C&S, including but not limited to inflation in the cost rate of fuel, electricity or like commodities


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

            (e.g., natural gas); medical costs; out of code product resulting from investment buys made in accordance with the agreed investment buy procedures, provided such product is located in the Dedicated Facilities or is product unique to A&P in the Shared Facilities; costs related to materially adverse weather conditions; costs related to actions or omissions on the part of A&P; or costs related to Force Majeure; or (iii) the Excess Cost is related to an Emergency Expenditure. In the case of (iii), above, C&S shall provide notice to A&P promptly after incurring such Emergency Expenditure and A&P shall have the right to direct C&S to cease incurring such non-budgeted Costs; provided, however, that C&S shall have no liability for any loss or adverse consequences resulting from such cessation. Notwithstanding the foregoing, A&P shall have no responsibility for any uncontrollable cost to the extent such uncontrollable cost is incurred or exacerbated by the negligence, gross negligence or intentional misconduct of C&S.

      (e) With respect to Direct Overhead Costs only, it is the intent of the Parties that Direct Overhead Costs will be budgeted by the Parties each Contract Year in the Approved Budget, subject to Flex for material changes that occur during such Contract Year, and A&P will be responsible to pay only such budgeted amount (as Flexed) and such amounts will not be subject to true-up to actuals or reconciliation (as set forth in Schedule 8.5 hereof).

8.4   FLEX BUDGETS, FUEL, EMERGENCY EXPENDITURES.

      8.4.1 Flexing an Approved Budget.   Prior  to  the  commencement  of  each
            Fiscal Accounting Period and in connection with the year end reconciliation, or as otherwise agreed to by the Parties hereto, the Approved Budget will be adjusted (a "Flex Budget") for the following factors:

                  i) changes in regulatory requirements, compliance with GAAP, and compliance with Laws (provided such adjustment is not required to correct C&S's non-compliance for any prior Fiscal Accounting Period),

                  ii) market fluctuations in C&S's actual  cost  of fuel (except to the extent of A&P's participation in C&S's fuel hedging program), or other uncontrollable costs,

                  iii)Emergency Expenditures (defined below),

                  iv) changes  in  Facilities'  case volumes, Daily Peaking  and other volume fluctuations,

                  v)  changes to the Product Mix or Service Specifications, and

                  vi) any other such similar factors  as  may  be appropriate or mutually agreed to by the Parties hereto.

            The Capital Expenditures portion of the Approved Budget is not subject to budget Flexing, but shall be subject to amendment at the mutual agreement of the Parties.

      8.4.2 Fuel Cost Adjustment. It is the intent of the parties that A&P pay the actual delivered cost of fuel, exclusive of any financial hedging unless the Parties otherwise agree in writing. Prior to the Ramp-Up Period and each Contract Year, as part of the budget process, the parties shall agree upon a "Base Cost of Fuel" for the Approved Budget for the forthcoming Ramp-Up Period or Contract Year (as applicable). Each Contract Quarter, the Base Cost of Fuel used to calculate fuel costs as a component of the Total Transportation Costs for such Contract Quarter will be adjusted for any changes to reflect the actual delivered cost of fuel incurred by C&S in connection with the Services hereunder. The Service Specifications shall set forth in detail the formula for calculating Base Cost of Fuel for each Facility.

      8.4.3 Emergency Expenditures. An "Emergency Expenditure" shall be any cost, expense or liability incurred by C&S in an emergency in connection with the performance of the Services which C&S deems, in its reasonable business judgment, necessary in order to (a) protect or preserve the Merchandise, any Facility or any Fixed Assets used in connection with the performance of the Services, (b) comply with any Laws, or (c) avoid harm to persons or property, whether C&S, A&P or a third party. To the extent feasible, C&S will attempt to obtain A&P's prior written consent before undertaking any such Emergency Expenditure, and C&S shall use commercially reasonable best efforts to mitigate the costs of such Emergency Expenditures. Where it was not feasible for C&S to obtain A&P's prior written consent before incurring the Emergency Expenditure, C&S shall provide notice to A&P promptly after incurring such Emergency Expenditure. In such case, A&P shall have the right to direct C&S to cease incurring such non-budgeted Costs; provided, however, that C&S shall have no liability for any loss or adverse consequences resulting from cessation of such Cost. The Parties will make a good faith effort to include Emergency Expenditures in a Flex Budget. In any event, Emergency Expenditures will be billed to A&P in
            accordance   with   the  monthly  reconciliation  as  set  forth  in
            Schedule 8.5.1.

8.5   REPORTING OF VARIANCES.
      -----------------------

      8.5.1 Monthly Reconciliations. Within twenty (20) days of the end of each Fiscal Accounting Period, C&S shall provide to A&P a detailed report (the "Monthly P&L") containing a comparison of variances between
            (i) Costs actually incurred by C&S in performing the Services (the "Actual Costs"); (ii) the Approved Budget Costs; and (iii) Flex Budget Costs for the immediately preceding period, on a line item basis. A&P will either (a) receive a credit on its next Weekly Statement equal to the amount of C&S's Actual Costs set forth on the Monthly P&L for such month were less than the Approved Budget Costs (or Flex Budget Costs, as applicable) paid by A&P for such month or
            (b) pay C&S, in connection with the next Weekly Statement, any amount by which C&S's Actual Costs set forth on the Monthly P&L for such month were greater than the Costs set forth on the Approved Budget (or Flex Budget as applicable) which were paid by A&P for such month less any Emergency Expenditures not reflected in a Flex Budget.

      8.5.2 Quarterly Reconciliations. Within forty-five (45) days of the end of each Contract Quarter, C&S will reconcile the Monthly P&Ls for such Contract Quarter and either (i) provide to A&P a credit on A&P's next Weekly Statement equal to the amount C&S's Actual Costs set forth on the Monthly P&Ls for such Contract Quarter were less than the amount of Costs set forth on the Approved Budget (or Flex Budget as applicable) for such Contract Quarter paid by A&P or
            (ii) A&P will pay C&S any amount C&S's Actual Costs set forth on the Monthly P&Ls for such Contract Quarter were in excess of the Costs set forth on the Approved Budget (or Flex Budget as applicable) for such Contract Quarter and paid by A&P for such Contract Quarter, in either case (i) or (ii) taking into account any amounts credited to or paid by A&P in connection with the monthly reconciliations. Quarterly reconciliations will be completed in conjunction with the closing of the accounts for the C&S fiscal quarter in which such Contract Quarter concludes.

      8.5.3 Year-End Reconciliations. Within ninety (90) days of the end of each Contract Year, C&S will reconcile the final Contract Quarter for such Contract Year and either (i) provide to A&P a credit on A&P's next Weekly Statement equal to the amount C&S's Actual Costs for such Contract Year were less than the amount of Costs set forth on the Approved Budget (or Flex Budget, as applicable) for such Contract Year paid by A&P, plus any Excess Costs previously paid by A&P or (ii) A&P will pay C&S any amount C&S's Actual Costs for such Contract Year were in excess of the Costs set forth on the Approved Budget (or Flex Budget as applicable) for such Contract Year and paid by A&P for such Contract Year, minus any Excess Costs previously paid by A&P, in either case (i) or (ii) taking into account any amounts credited to or paid by A&P in connection with the monthly and quarterly reconciliations. The year-end reconciliations will be completed in conjunction with the closing of the accounts for the C&S fiscal year, which is coterminous with the Contract Year. The Parties shall also include a reconciliation pursuant to Schedule 8.3(d) as a part of the year-end reconciliation to determine whether and to what extent there were Excess Costs during such Contract Year.

      8.5.4 Review of Reconciliations. Within seven (7) days after the receipt of each of the monthly and quarterly reconciliation reports or within fourteen (14) days after the receipt of the yearly reconciliation report, representatives of the parties shall meet to review the report. The Flex Budget shall be subject to adjustment based on such review. A&P shall have access to C&S internal accounting records to verify Costs incurred by C&S and presented to A&P are accurate. C&S will bring to each meeting sufficient authentic documentation of costs incurred (e.g., general ledger to verify depreciation taken on equipment, invoices to verify any material/equipment purchased, etc.) to support and permit analysis of all reconciliations.

8.6 FORECASTING. On a quarterly basis (or more often as needed), C&S shall provide to A&P an updated estimate of Actual Costs and Services Fees compared against the Approved Budget, which shall include material changes in budget assumptions with respect to case volume, Daily Peaking and other volume fluctuations, as well as Product Mix, Service Specifications, timeliness of order advice, level of stocking and other factors as may be appropriate.

8.7 RECONCILIATION OF VARIANCES. Any dispute between the parties relating to this Schedule 8 which cannot be resolved after the parties have used all reasonable efforts to do so shall be resolved in accordance with
      Schedule 12 hereof.

8.8 PREPARATION OF SUBSEQUENT APPROVED BUDGETS. A&P and C&S will meet annually, beginning at least 90 days prior to the end of the Contract Year, to negotiate subsequent Approved Budgets, which shall be completed within thirty (30) days prior to the commencement of the upcoming Contract Year. The parties understand and agree that timely completion of the Approved Budget is a critical component of the open-book relationship and that if there is a delay in the budgeting process the parties will dedicate whatever executive-level resources are necessary to ensure completion. In the event the parties cannot agree on a subsequent
      Approved Budget then either Party may invoke the dispute resolution procedure set forth in Schedule 12 to determine or establish an Approved Budget. Until such subsequent Approved Budget is determined, the Approved Budget for the immediately preceding Contract Year shall remain in full force and effect.

8.9 FAILURE TO SETTLE SERVICE SPECIFICATIONS. If, at any time during the Term of this Agreement, C&S and A&P are unable to agree on revised Service Specifications, the matter shall be resolved in accordance with the dispute resolution procedures set forth in Schedule 12 and current Service Specifications shall continue to apply to the provision of Services until such time as new Service Specifications are established.

8.10 QUARTERLY CHANGES TO INFORMATION. Prior to each Contract Quarter, A&P shall advise C&S of any anticipated changes to the forecasted case volumes, and other volume fluctuations, Product Mix, Service Specifications and other information used as the basis for preparation of the Approved Budget.

8.11  SHARED SAVINGS; COST SAVINGS GAINSHARE INCENTIVE FEE.

      (a) Baseline Budget. The "Baseline Budget" is defined as the sum of the Interim Budgets for the: a) Total Warehousing Costs (excluding HBC/GM and occupancy); b) Total Occupancy Costs (excluding HBC/GM);
            c) Total Transportation Costs (excluding HBC/GM); d) Total HBC/GM Operating Costs (warehousing, transportation and occupancy); and
            e) Total Direct Overhead Costs. The Baseline Budget (as adjusted under sub-schedule (c) below) will be utilized in this Agreement for the calculation of the Cost Savings Gainshare Incentive Fee ("Gainshare"), if any, payable to C&S for actual cost savings realized by A&P against such Baseline Budget in the Ramp-Up Period or any Contract Year, as calculated in accordance with this
            Schedule 8.11.

            The Baseline Budget is annexed to this Agreement as Exhibit 8.11(a). The Baseline Budget for the below categories are expressed either on a rate basis expressed as cost per case or as a percentage of sales (the "Cost Rate") or on the basis of absolute dollars ("Fixed Absolute Dollars"), as follows:

                  a. Total Warehousing Costs (excluding HBC/GM and occupancy) - cost per case
                  b. Total Occupancy Costs (excluding HBC/GM) - Fixed Absolute Dollars
                  c.  Total Transportation  Costs  (excluding HBC/GM) - cost per case
                  d. Total HBC/GM Operating Costs - cost expressed as percentage of sales
                  e.  Total Direct Overhead Costs - Fixed Absolute Dollars

            The Cost Rate or Fixed Absolute Dollars measure shall be utilized in calculating the Shared Savings and the resulting Gainshare payable to C&S, if any, in the Ramp-Up period or any Contract Year in accordance with sub-schedule (d) below.

      (b) Non-C&S Managed Outbound Transportation. The outbound transportation expense to the Pathmark-bannered stores is not included in the Interim Budget, as that is an A&P-managed function currently performed by GHI and paid for directly by A&P. [*]. The parties agree further that all savings associated with the non-C&S-managed outbound transportation (the "Non-C&S Managed Outbound Transportation") shall be calculated as part of the Gainshare, including the savings that may later result from relocations, openings or closures of Facilities, except that the Gainshare shall not include fee or cost reductions that A&P negotiates directly with GHI, or that A&P negotiates on its own, and that do not include C&S's participation or cooperation. As more fully set forth in sub-schedule "d" below, the savings associated with the Non-C&S Managed Outbound Transportation shall be calculated as a separate component of the Shared Savings and added to the Gainshare calculation. Further, the base cost (non-fuel) for the Non-C&S-Managed Outbound Transportation shall be adjusted for CPI (as defined in Schedule 6.4 above). Fuel will be adjusted as set forth in sub-schedule "c", below. Attached as Exhibit 8.11(b) are the base costs of the Non-C&S Managed Outbound Transportation which shall operate as the baseline for the calculation of this component of the Shared Savings. The Costs outlined on Exhibit 8.11(b) are subject to further due diligence and confirmation by C&S and will be adjusted if necessary pursuant to sub-schedule "c" below. C&S shall further have the right to audit the actual costs related to the Non-C&S Managed Outbound Transportation for the purpose of the Gainshare.

      (c)   Adjustments  to  Baseline  Budget.   The  Baseline  Budget  will  be
            adjusted annually as follows ("Adjusted Baseline Budget"):


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

                     (i) All costs (other than fuel) comprising the Baseline Budget will be adjusted annually in the following manner:

                  Total  Warehousing  Costs  -  adjusted for CPI (as defined  in
                      Schedule 6.4, above)
                  Total  Occupancy  Costs - adjusted  for  CPI  (as  defined  in
                      Schedule 6.4 above)
                  Total Transportation  Costs  - adjusted for CPI (as defined in
                      Schedule 6.4, above)
                  Total Direct Overhead Costs -  adjusted for CPI (as defined in
                      Schedule 6.4, above)

                  Fuel  will  be  adjusted  in  the  Baseline   Budget  annually
                  consistent with Schedule 8.4.2 above to accurately reflect the actual current cost of fuel.

                  Total HBC/GM Operating Costs will be adjusted only for fuel.

                     (ii) If there is any material change in A&P's service requirements that increases the cost of providing services to A&P (including, by way of example only and not limited to, C&S's assumption of the Edison GMDC operation), the parties will meet and in good faith negotiate a revision to the savings calculation and, if necessary, a revision to the Baseline Budget to better reflect the performance of C&S against such Baseline Budget.

                     (iii) For any  fifty-three (53)  week  Contract  Year,  the
                           Baseline Budget will be adjusted for the additional Costs arising from an additional week of operation.

                     (iv) If there is case or unit volume deviation of more than [*] from the volume reflected in the Baseline Budget, up or down, the Parties agree that they will examine the fixed and variable cost components within the Baseline Budget and make any necessary adjustments to the Baseline Budget to allow an appropriate comparison of the costs incurred in the applicable Contract Year to the costs set forth in the Baseline Budget.

                     (v) If there is any other matter or development that prevents a legitimate and meaningful comparison of the Baseline Budget to the Actual Costs, then the parties shall meet and in good faith adjust the Baseline Budget to permit such a meaningful comparison.


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

                  The Cost Rates or Fixed Absolute Dollars for the Baseline Budget shall be re-calculated following any adjustment to the Baseline Budget in accordance with this sub-schedule (c).

      (d) Calculation of Shared Savings and Cost Savings Gainshare Incentive Fee. In the event that the Actual Costs paid by A&P for the Ramp-Up Period or any Contract Year are lower than the Adjusted Baseline Budget, as calculated in accordance with sub-schedules 8.11(d)(i)-
            (vi) below, thereby resulting in cost savings as against such Adjusted Baseline Budget, then the favorable difference between the Actual Costs paid by A&P and the Adjusted Baseline Budget (the "Shared Savings") shall be allocated between A&P and C&S on [*] basis.

                     (i) Total Warehousing Cost savings (non HBC/GM) shall be calculated by multiplying: A) the difference between the Cost Rate for Total Warehousing Costs under the Adjusted Baseline Budget and the Cost Rate for the actual Total Warehousing Cost paid by A&P for the Contract Year for which the Gainshare is being determined; and B) the number of cases for the Contract Year for which the Gainshare is being determined.

                     (ii) Total Occupancy Cost savings shall be calculated by taking the difference, in Fixed Absolute Dollars, between the Total Occupancy Cost under the Adjusted Baseline Budget and the actual Total Occupancy Costs paid by A&P for the Contract Year for which the Gainshare is being determined

                     (iii) Total Transportation Cost savings (non  HBC/GM) shall be calculated by multiplying: A) the difference between the Cost Rate for the Total Transportation Cost under the Adjusted Baseline Budget and the Cost Rate for the actual Total Transportation Cost paid by A&P for the Contract Year for which the Gainshare is being determined; and B) the number of cases for the Contract Year for which the Gainshare is being determined.

                     (iv) Total HBC/GM Operating Cost savings shall be calculated by multiplying: A) the difference between the Cost Rate for the Total HBC/GM Operating Cost under the Adjusted Baseline Budget and the Cost Rate for the actual Total HBC/GM Operating Cost paid by A&P for the Contract Year for which the Gainshare is being determined; and B) the total HBC/GM sales for the Contract Year for which the Gainshare is being determined.


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

                     (v) Direct Overhead Cost savings shall be calculated by taking the difference, in Fixed Absolute Dollars, between the Total Direct Overhead Cost under the Adjusted Baseline Budget and the actual Total Direct Overhead Cost paid by A&P for the Contract Year for which the Gainshare is being determined.

                     (vi) The Non-C&S-Managed Outbound Transportation savings shall be calculated by multiplying A) the difference, on a cost-per-case basis, the costs that existed as of the Effective Date, as adjusted per sub-
                           schedule 8.11(b) above, with the cost per case for the Contract Year for which the Gainshare is being determined; and B) the number of cases applicable to the Non-C&S-Managed Outbound Transportation for the Contract Year for which the Gainshare is being determined. Savings that do not qualify for the Gainshare as set forth in sub-schedule 8.11(b) hereof shall not be included in the calculation of savings under this sub-schedule 8.11(d)(vi).

                  The Shared Savings for the Ramp-Up Period or any Contract Year shall be determined by adding (i) through (vi) above. An illustrative example of the calculation of the Shared Savings has been annexed hereto as Exhibit 8.11(d).

      (e)   Payment of Cost Savings Gainshare Incentive Fee.

                     (i) C&S and A&P shall reconcile the Gainshare in connection with the year-end reconciliation (as set forth in Schedule 8.5.3 hereof). To the extent any portion of the Cost Savings Gainshare Incentive Fee is disputed, A&P shall nonetheless pay to C&S the undisputed portion of such Fee on the next Weekly Statement and the parties shall resolve any disputed portion in accordance with the terms and conditions as set forth in Schedule 12 hereof;

                     (ii) Payment of the Cost Savings Gainshare Incentive Fee shall be made to C&S in accordance with the terms and conditions set forth in this Schedule 8.11 and
                           Schedule 9 hereof.

                                   SCHEDULE 9

         REMUNERATION AND PAYMENT OF SERVICES FEES AND OPERATING COSTS
         -------------------------------------------------------------

9.1   PAYMENT OF COSTS AND SERVICES FEES.
      ----------------------------------

      (a) Weekly Statements. Commencing on the Effective Date and on each Sunday thereafter during the Term of this Agreement, C&S will electronically transmit to A&P a statement (the "Weekly Estimate") setting forth (a) the estimated amounts payable to C&S for the [*] of A&P's purchases of Merchandise and (b) the Costs and Services Fees for the forthcoming Contract Week, as set forth in the Approved Budget (or Flex Budget, as the case may be) (the "Estimated Weekly Payment Amount"). In addition, each Sunday during the Term, C&S will electronically transmit to A&P files (such files shall be referred to collectively as the "Weekly Statement") setting forth all amounts actually due to C&S (including the [*] of A&P's purchases of Merchandise, Services Fees, and Costs) for the immediately preceding Contract Week (the "Weekly Actual Amount"). The Weekly Statement will include a shipment file with all Merchandise charged to the A&P Stores at the [*]; a gross profit file indicating the [*]; and an Expense/Charge File with all Costs and the Services Fees allocated to such week as set forth on the Approved Budget or Flex Budget, as applicable. With respect to the Cost Savings Gainshare Incentive Fee, for the First Contract Year only, such amounts will be paid to C&S in connection with the year-end reconciliation related to any Contract Year. Thereafter, the Cost Savings Gainshare Incentive Fee will be budgeted in the Approved Budget (or the Flex Budget, if applicable) for each succeeding Contract Year, based on the amounts realized in the immediately preceding Contract Year and trued up in connection with the year-end reconciliations. Each week, the Weekly Statement will reflect, and A&P will pay in accordance with Schedule 9.1(b) below, [*] of the budgeted amount of the Cost Savings Gainshare Incentive Fee budgeted for the preceding Contract Week.

      (b)   Payment.  [*]


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

            Should the due date of A&P's payment fall on a date on which banks in New York are required to be closed, the due date shall be accelerated to the previous day that banks in New York may legally open. If at any time A&P's S&P corporate credit rating is B+ or above, then C&S will adjust A&P's payment terms for a Friday payment of such Contract Week's Estimated Weekly Payment Amount with a true-up payment the following Wednesday.

      (c) Miscellaneous Billing and Payment Matters. Time is of the essence. If any payment under Schedule 9.1 is in default, and A&P has failed to cure the default within seventy-two hours after receiving written notice from C&S, then C&S shall have the right (which rights shall be nonexclusive, cumulative of and additional to all other remedies) to defer further deliveries until all payments in default have been made, or if such payment is in default for more than five (5) business days following notice from C&S, to terminate this Agreement in accordance with Schedule 11 hereof. If either of the Parties disputes any portion of the Weekly Statement, absent manifest error, such Party shall nonetheless pay the full amount of the statement by the payment due date, without any deductions or offsets; provided, such Party may avail itself of the dispute resolution provision set forth below and in Schedule 12 hereof with respect to such disputed amount. The Party disputing the payment shall give the other Party notice of any billing adjustments it believes should be made, and the Parties shall attempt to reach agreement on any adjustments within seven days. If either Party believes a billing adjustment should be made, it shall give notice to the other Party and the Parties shall attempt to reach agreement on any adjustments within seven days from the date notice is received. In the event an agreement cannot be reached on disputed adjustments within said seven days, the Parties will settle the dispute in accordance with the dispute resolution procedures for accounting disputes set forth in Schedule 12 hereof.

9.2 TAXES. All amounts payable by A&P under this Agreement shall be paid together with any applicable taxes and duties including any sales taxes and any other miscellaneous taxes related to the provision of Services hereunder (such as the New Jersey Litter Tax or the Delaware Gross Receipts Tax) which are assessed against C&S or its Affiliates, other than income taxes related to the collection of the Services Fees.

9.3 PAYMENTS FOR ASSUMPTION OF PERFORMANCE. If any provision of this Agreement requires C&S to make any payment to any third person or perform specific actions and C&S fails to make such payment or perform such actions within 5 days of notice thereof from A&P to C&S, and provided that C&S is not in dispute with such third person with respect to such obligation, A&P may elect (but in no event shall A&P be obligated) to make all or part of such required payment or perform all or part of such actions, in which event C&S shall immediately reimburse A&P for such payment or performance, provided that A&P shall have the right, as an alternative to such reimbursement, to set-off the amount of any such required payment made by A&P against any amount owed by A&P to C&S. In the event that A&P exercises such right of set-off, it shall provide C&S with a copy of supporting documentation including evidence of payment.

                                   SCHEDULE 10

                  INDEMNIFICATION AND INSURANCE; FORCE MAJEURE
                  --------------------------------------------

10.1  INDEMNIFICATION.
      ----------------

      (a) C&S. C&S shall defend, indemnify and hold harmless A&P and its Affiliates, and their respective employees, servants, agents, independent contractors, successors and assigns from any and all losses, damages, claims, liabilities, causes of action, costs and expenses, including but not limited to reasonable legal fees and costs of settlement (collectively, "Losses") arising out of or related to any third party claim in connection with or resulting from (i) C&S's acts, omissions or negligence in its performance of the Services or its other obligations under this Agreement;
            (ii) C&S's failure to comply with any applicable Laws related to its performance of the Services or its other obligations under this Agreement; or (iii) the acts, omissions or negligence of any third party hired by C&S or its Affiliates in connection with this Agreement; provided, however, this indemnification and hold harmless with respect to sub-schedules (i)-(iii) shall not apply to the extent of any claims arising out of or resulting from the negligence or willful misconduct of A&P, its Affiliates or their respective employees, representatives or agents. Whenever A&P receives notice of a claim or demand that would be covered by this provision, A&P shall in turn provide C&S with prompt written notice of such claim or demand. Notwithstanding anything to the contrary set forth herein, nothing in this Schedule 10.1(a) shall be interpreted to excuse A&P from its obligation to reimburse C&S for Costs as set forth in Schedule 8.

      (b) A&P. A&P shall defend, indemnify and hold harmless C&S and its Affiliates, and their respective employees, servants, agents, successors and assigns from any and all Losses arising out of or related to any third party claim in connection with or resulting from (i) A&P's acts, omissions or negligence related to this Agreement; (ii) A&P's failure to comply with any applicable Laws related to Merchandise procured, handled, packaged, used, possessed, transported or stored by A&P; or (iii) acts, omissions or negligence of any Affiliate of A&P or any third party hired by A&P or its Affiliates in connection with this Agreement including, but not limited to, GHI; provided, however, this indemnification and hold harmless with respect to sub-schedules (i)-(iii) shall not apply to the extent of any claims arising out of or resulting from the negligence or willful misconduct of C&S, its Affiliates or their respective employees, representatives or agents. Whenever C&S receives notice of a claim or demand that would be covered by this provision, C&S shall in turn provide A&P with prompt written notice of such claim or demand.

      (c) Product Liability - Infringement. The Parties hereto agree that each shall use commercially reasonable efforts to seek indemnity from the manufacturer of any Merchandise with respect to any and all Losses arising out of or relating to any third party claim in connection with or resulting from (i) actual or alleged product liability or the handling, possession, storage, use or any other dealing by any person of any Merchandise or (ii) any actual or alleged infringement of any trademark, patent, copyright or other intellectual property right. To the extent C&S has exhausted its efforts to seek indemnity from the manufacturer as set forth in this
            Schedule 10(c), but was unable to secure such indemnity, A&P shall indemnify C&S with respect to Losses to the extent (a) such Losses are related to private label or A&P unique items and (b) such Losses do not arise from or are not related to the negligence or willful misconduct of C&S. To the extent A&P has exhausted its efforts to seek indemnity from the manufacturer as set forth in this
            Schedule 10(c), but was unable to secure such indemnity, C&S shall indemnify A&P with respect to any Losses arising out of or relating to any third party product liability claim related to C&S's handling, possession, storage or use of Merchandise, to the extent such claim does not relate to any actual or alleged negligence or willful misconduct of A&P. Notwithstanding anything to the contrary set forth herein, this paragraph shall not be deemed to prohibit or restrict either Party in any way from seeking indemnification from the other Party under this Schedule 10.

10.2  INSURANCE BY C&S.

      (a) Insurance Policies. During the Term of this Agreement, C&S shall carry and maintain the following policies of insurance issued by recognized, reputable insurers reasonably acceptable to A&P, in forms satisfactory to A&P acting reasonably, and naming A&P as an additional insured on all policies except the Workers Compensation and Disability Benefits policies of insurance:

                     (i) All Risks of physical damage property insurance for the Facilities and Fixed Assets including Boiler & Machinery coverage, all on a full replacement cost basis,

                     (ii) All Risks of physical damage property insurance (including coverage against acts of terrorism and coverage for goods in transit) on all inventories of Merchandise on a full replacement cost basis.

                     (iii) Commercial General Liability coverage with a limit of not less than [*] per occurrence for bodily injury, personal injury and property damage. Such policy shall include blanket contractual liability coverage and products/completed operations liability coverage. Products/completed operations liability coverage shall remain in effect for not less than two (2) years after expiration or earlier termination of this Agreement.


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

                     (iv) Workers Compensation and Disability Benefits coverage as required by statute and Employers Liability coverage in a minimum amount of [*] per accident/disease.

                     (v) Automobile Liability Insurance coverage with a limit of not less than [*] per occurrence for bodily injury, personal injury and property damage.

      (b)   Primary  Coverage.   The policies set forth  in  this  Schedule 10.2
            shall be primary with respect to the acts or omissions of C&S.

      (c) Subrogation. C&S agrees to waive all rights of subrogation against A&P.

      (d) Proof of Insurance. Not later than ten (10) days prior to the Effective Date, C&S shall provide to A&P certificates evidencing the insurance coverages required of C&S under this Schedule 10.2, and such certificates shall state that all policies of insurance evidenced therein may not be terminated, cancelled or modified except upon no less than thirty (30) days prior written notice to A&P. In addition, C&S shall deliver renewal certificates to A&P promptly upon receipt by C&S, and C&S will provide evidence that such coverage did not lapse.

10.3  INSURANCE BY A&P.

      (a) Insurance Policies. During the Term of this Agreement A&P shall carry and maintain the following, naming C&S as an additional insured with respect to "i" below, policies of insurance issued by recognized, reputable insurers reasonably acceptable to C&S, in forms satisfactory to C&S acting reasonably:

                     (i) Commercial General Liability coverage with a limit of not less than [*] per occurrence for bodily injury, personal injury and property damage. Such policy shall include blanket contractual liability coverage and products/completed operations liability coverage. Products/completed operations liability coverage shall remain in effect for not less than two (2) years after expiration or earlier termination of this Agreement.

                     (ii) Workers Compensation and Disability Benefits coverage as required by statute and Employers Liability coverage in a minimum amount of [*] per accident/disease.

      (b)   Primary  Coverage.   The  policies  set  forth in this Schedule 10.3
            shall be primary with respect to the acts or omissions of A&P.

      (c) Subrogation. A&P agrees to waive all rights of subrogation against C&S.


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

      (d) Proof of Insurance. Not later than ten (10) days prior to the Effective Date, A&P shall provide to C&S certificates evidencing the insurance coverages required of A&P under this Schedule 10.3 and such certificates shall state that all policies of insurance evidenced therein may not be terminated or cancelled except upon no less than thirty (30) days prior written notice to C&S. In addition, A&P shall deliver renewal certificates to C&S promptly upon receipt by A&P, and A&P will provide evidence that such coverage did not lapse.

10.4 SELF-INSURANCE. Notwithstanding anything to the contrary contained herein, if any Party required to carry insurance hereunder has a net worth in excess of $100.0 Million ($100,000,000) Dollars, then such insurance may be carried whole or in part under a program of self-insurance.

10.5  FORCE MAJEURE.

      (a) If either Party is rendered unable at any time, wholly or in part, to perform or comply with any of its obligations under this Agreement, other than obligations regarding the payment of money, by reason of act of God, force of nature, fire, or other casualty, eminent domain, war-like activity, utility failure, insurrection, or civil commotion, shortage of raw materials or supplies, any law, regulation or order by any governmental body or authority of competent jurisdiction, or any other cause beyond its reasonable control, or beyond the control of any person directly or indirectly engaged by it (any such event being referred to as a "Force Majeure"), the obligations of such Party shall be suspended for the duration of the Force Majeure, but only to the extent such event of Force Majeure impairs the Party's ability to perform its obligations under this Agreement.

      (b) As soon as the Party whose performance is affected by the Force Majeure (the "Affected Party") becomes aware that an event of Force Majeure has occurred or is likely to occur, such Affected Party will notify the other Party. Upon receipt of such notice by the other Party, representatives of the Parties shall meet to establish plans and procedures to overcome or mitigate the effects of the Force Majeure and the Affected Party shall use all reasonable efforts to minimize any adverse effects on the other Party. A&P shall pay all reasonable costs and expenses incurred by C&S in overcoming or mitigating the effects of the Force Majeure and shall continue to pay to C&S all Costs and Services Fees otherwise payable under this Agreement.

      (c) The foregoing notwithstanding, if the Force Majeure causes C&S to be unable to render substantial performance of its obligations under this Agreement, which inability causes substantial damage to A&P and A&P can either render such performance itself or obtain such performance from a third party, then A&P may perform or engage third parties to perform the Services until C&S is able to resume the performance of the Services.

10.6  DISASTER  AND  RECOVERY  PLANS.   Each  of  the  Parties shall maintain  a
      disaster and recovery plan that is specific to the performance of their respective obligations under this

            Agreement and to the information systems maintained by the respective Parties in connection with this Agreement. Each Party shall have the right to audit, test and review the other Party's disaster and recovery plan, and may conduct on-site interviews with relevant officers and employees.

                                   SCHEDULE 11

                              TERM AND TERMINATION
                              --------------------

11.1 TERM. This Agreement will commence on March 30, 2008 (the "Effective Date"), and shall remain in effect through September 29, 2018, unless earlier terminated in accordance with this Schedule 11. The Parties shall meet and in good faith discuss an extension of the Term if C&S makes material capital expenditures exclusively to service A&P during the Term. However, under no circumstances shall A&P be deemed to be under any obligation whatsoever to agree to any extension of this Agreement for any reason. Unless the Parties otherwise agree in writing, the Parties shall cooperate in good faith to ensure that upon the expiration of this Agreement, the Services, Other Services and inventory of Merchandise held on A&P's behalf at the Facilities is transitioned and transferred to A&P or A&P's designee in accordance with Schedule 11.7.

11.2 C&S EVENTS OF DEFAULT. Subject to any applicable cure period set forth in this Schedule 11.2 or elsewhere in this Agreement, each of the following is a "C&S Event of Default" and in case of occurrence of one or more of the following, C&S will be in default hereunder:

      (a) C&S fails to make any material, undisputed payment required under this Agreement, and such non-payment remains uncured for a period of ten (10) days after written notice thereof from A&P.

      (b) C&S fails to perform any of its material obligations as and when required under this Agreement and such nonperformance continues uncured for thirty (30) days after written notice thereof from A&P. Notwithstanding the foregoing, if the non-performance under this
            Schedule 11.2 represents an immediate and emergent threat to the health, safety or welfare of the public, then such nonperformance shall be deemed to constitute a "C&S Event of Default" if it continues uncured for ten (10) days.

      (c) Any of C&S's material representations or warranties in this Agreement is breached or not true in any respect, and such representation or warranty remains breached or untrue for thirty (30) days after written notice thereof from A&P and such continuing breach materially adversely affects C&S's ability to perform its obligations hereunder. Notwithstanding the foregoing, if the breach of such representation or warranty under this
            Schedule 11.2 presents an immediate and emergent threat to the health, safety or welfare of the public, then such breach of representation or warranty shall be deemed to constitute a "C&S Event of Default" if it continues uncured for ten (10) days.

      (d)   C&S  (i) becomes  insolvent;  (ii) commits  an  act  of  bankruptcy;
            (iii) becomes subject to any voluntary or involuntary bankruptcy proceedings; (iv) makes an assignment for the benefit of creditors;
            (v) appoints or submits to the appointment of a receiver or a receiver manager for all or any of its assets; (vi) admits in writing its inability to pay its debts as they become due; or
            (vii) enters into any type of voluntary or involuntary liquidation.

      (e) C&S is in default with respect to any financial covenant of C&S's most senior tranche of indebtedness and such default remains uncured or un-waived beyond the applicable cure period or any extension thereof. (With respect to this sub-schedule "e", C&S agrees to provide to A&P within 120 days of the completion of its fiscal year a copy of the annual certification of covenant compliance that C&S's auditors provide to C&S lenders for the just-completed fiscal year).

      (f)   C&S is in material breach of Schedule 7.8(b), 7.11(a) or 7.11(b).

      (g) A majority of the assets or voting stock of C&S is acquired by a competitor of A&P.

      (h) C&S has breached any obligation under any provision of this Agreement other than this Schedule 11.2 which gives rise to A&P's ability to terminate this Agreement as specifically set forth in such provision, subject to any applicable cure period set forth therein.

11.3 REMEDIES UPON C&S EVENT OF DEFAULT. Upon the occurrence of any C&S Event of Default and subject to any applicable cure periods:

      (a) A&P shall have all remedies available to it under this Agreement, at law and/or in equity in each case subject to the terms of this Agreement.

      (b) A&P shall have, at its discretion, the right to terminate this Agreement upon written notice to C&S, such termination to occur at the termination date specified in such notice.

11.4 A&P EVENTS OF DEFAULT. Subject to any applicable cure period set forth in this Schedule 11.4 or elsewhere in this Agreement, each of the following is an "A&P Event of Default" and in the occurrence of one or more of the following, A&P will be in default hereunder:

      (a) A&P fails to make any material, undisputed payment required under this Agreement, and such non-payment remains uncured for a period of ten (10) days after written notice thereof from C&S.

      (b) A&P fails to perform any of its other material obligations as and when required under this Agreement and such non-performance continues uncured for 30 days after written notice thereof from C&S. Notwithstanding the foregoing, if the non-performance under this
            Schedule 11.4 represents an immediate and emergent threat to the health, safety or welfare of the public, then such nonperformance shall be deemed to constitute an "A&P Event of Default" if it continues uncured for ten (10) days.

      (c)   Any   of  A&P's  material  representations  or  warranties  in  this
            Agreement is breached or not true in any respect, and such representation or warranty remains breached or untrue for thirty (30) days after written notice thereof from C&S and such continuing breach materially adversely affects A&P's ability to perform its obligations hereunder. Notwithstanding the foregoing, if the nonperformance under this Schedule 11.4 represents an immediate and emergent threat to the health, safety or welfare of the public, then such nonperformance shall be deemed to constitute an "A&P Event of Default" if it continues uncured for ten (10) days.

      (d)   A&P  (i) becomes  insolvent;  (ii) commits  an  act  of  bankruptcy;
            (iii) becomes subject to any voluntary or involuntary bankruptcy proceedings; (iv) makes an assignment for the benefit of creditors;
            (v) appoints or submits to the appointment of a receiver or a receiver manager for all or any of its assets; (vi) admits in writing its inability to pay its debts as they become due; or
            (vii) enters into any type of voluntary or involuntary liquidation.

      (e) A&P has breached any obligation under any provision of this Agreement other than this Schedule 11.4 which gives rise to C&S's ability to terminate this Agreement as specifically set forth in such provision, subject to any applicable cure period set forth therein.

11.5 REMEDIES UPON A&P EVENT OF DEFAULT. Upon the occurrence of any A&P Event of Default, and subject to any applicable cure periods:

      (a) C&S shall have all remedies available to it under this Agreement, at law and/or in equity in each case subject to the terms of this Agreement.

      (b) C&S shall have, at its discretion, the right to terminate this Agreement upon written notice to A&P, such termination to occur at the termination date specified in such notice.

11.6 FORCE MAJEURE. Either party shall have the right to terminate this Agreement without penalty if due to a Force Majeure event which has occurred and is continuing, C&S is unable to perform any material obligation, as and when required, under this Agreement for more than twenty-six (26) consecutive weeks.

11.7  PROCEDURES ON TERMINATION.

      (a) Notwithstanding termination of this Agreement by reason of a C&S Event of Default or an A&P Event of Default or as otherwise stipulated herein, C&S shall remain obligated to fully perform, to the extent permitted by Law and for a period of up to (but no more than) one hundred and eighty (180) days, the Services and the Other Services pursuant to this Agreement (including without limitation, making whatever arrangements are necessary to continue such Services without interruption or diminution in the Service Specifications), and C&S shall continue to be compensated for such Services and Other Services in accordance with this Agreement, until such time (the "Effective Date of Termination") as may be reasonably required to transition or transfer to A&P or its designee responsibility for performing all Services and Other Services, and all inventory of Merchandise ordered on behalf of A&P and held at the Facilities. The Parties shall cooperate to ensure that the Services and Other Services, and the inventory described above, are transferred or transitioned to A&P or A&P's designee in an orderly and professional manner. A&P's payment obligations for Services under this Agreement shall not be subject to any increase as a direct or indirect result of any termination of this Agreement. This Schedule 11.7(a) shall be void in the event that the termination by C&S of this Agreement was due to nonpayment by A&P and such nonpayment is not immediately cured.

      (b) If this Agreement terminates by reason of a C&S Event of Default, C&S agrees to:

                     (i) pay or rebate to A&P all sums due to A&P under the Agreement through the effective date of termination and for such further period during which Services or Other Services are rendered in accordance with sub-schedule (a) above; and

                     (ii) pay and/or reimburse A&P for all proven direct damages made against or suffered or incurred by A&P arising from or in any way related to the termination of this Agreement.

      (c) If this Agreement terminates by reason of an A&P Event of Default, A&P agrees to:

                     (i) pay C&S all sums due to C&S under the Agreement through the effective date of termination and for such further period during which Services or Other Services are rendered in accordance with sub-schedule (a) above;

                     (ii) additionally pay and/or reimburse C&S for all proven direct damages made against or suffered or incurred by C&S arising from or in any way related to the termination of this Agreement and the Services hereunder including, but not limited to, early termination fees and equipment pay-out amounts related to any early termination of a lease or licensing agreement related to the Facilities or any Fixed Assets.

      (d) IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING LOST SALES OR LOST PROFITS; PROVIDED THAT THIS LIMITATION OF LIABILITY SHALL NOT APPLY IN INSTANCES OF WILLFUL BREACH OR MISCONDUCT OR TERMINATION PURSUANT TO SCHEDULE 7.12(e).

11.8 FACILITIES AND FIXED ASSETS. Notwithstanding anything contained in this Agreement to the contrary, but without limiting A&P's obligations in
      Schedule 11.7(c), in no event shall A&P have any responsibility or obligation to take title to any of the Facilities or Fixed

      Assets, or to assume any Real Estate Obligations relating to the Facilities, or to assume any leases, licenses or other agreements relating to the Fixed Assets or otherwise, upon the expiration or earlier termination of this Agreement (regardless, in the case of an early termination, of the reason for such early termination).

                                   SCHEDULE 12

                                 MISCELLANEOUS
                                 -------------

12.1 NEGOTIATION. If a dispute arises under this Agreement which cannot be resolved by the personnel directly involved, either Party may invoke the dispute resolution procedure set forth below by giving written notice to the other Party of the dispute and designating its chief legal officer as its representative in negotiations relating to the dispute. The chief legal officers of both Parties, acting in good faith and using reasonable efforts, shall work toward a reasonable and equitable resolution of the dispute. In the event the chief legal officers are unable to reach resolution, the Parties will designate their respective Chief Executive Officers to negotiate resolution of the dispute.

12.2 APPOINTMENT OF MEDIATOR - NON ACCOUNTING DISPUTES. If the respective designated officers of C&S and A&P are unable to resolve the dispute within ten (10) business days from the receipt of written notice of the dispute, the Parties shall agree on the appointment of a mediator to assist in resolving the matter. A mediator shall be appointed by the American Arbitration Association upon the request of either Party if the Parties cannot agree in the selection of such person within five (5) business days of a request to agree. The person so appointed shall, within one month of appointment, render his decision on the matter. Such decision shall not be binding on the Parties. The Parties shall cooperate with any person appointed pursuant to this Schedule 12.2 and shall provide him with such information and other assistance as he shall require and his costs shall be paid by such Party as he shall determine.

12.3 RESOLUTION OF ACCOUNTING DISPUTES. Any accounting disputes, including disputes relating to specific amounts and numerical assumptions to be used in the preparation or modification of budgets, shall be resolved in the following manner: If the Parties exhaust all good faith efforts to reach agreement within 10 days, the matter shall be referred to each Parties' independent accountants and such independent accountants shall agree upon the appointment of a third independent accountant to resolve the matter. The independent accountant so appointed shall, within 20 days of appointment, render a decision on the matter and such decision shall be final and binding on the Parties.

12.4  RESOLUTION OF ALL  OTHER  DISPUTES.   Failing  resolution  by  the Parties
      through negotiation or mediation, any controversy, claim, or dispute between the Parties, directly or indirectly, concerning this Agreement or the breach hereof, or the subject matter hereof, including questions concerning the scope and applicability of this arbitration clause, shall be finally settled by arbitration before a single arbitrator in New York City pursuant to the applicable rules of the American Arbitration
      Association, with the sole exception for a breach of confidentiality requiring injunctive relief. The single arbitrator shall be selected within 20 days after the commencement of the arbitration proceeding. The Parties agree that the arbitrator's award shall be duly made in writing within thirty (30) days after the hearings in the arbitration proceedings are closed, and that such award shall be binding and conclusive on all of the Parties to this Agreement. The arbitrator shall have the right and authority to assess the cost of the arbitration proceedings and to determine how its decision as to each issue or matter in dispute may be implemented or enforced. Judgment upon the award may be sought and entered in any competent federal or state court located in the United States of America. An application may be made to such court for confirmation of the award and for any other equitable or legal remedies that may be necessary to effectuate such award or otherwise preserve any rights for which no adequate remedy at law exists. Notwithstanding anything to the contrary contained in this Schedule 12, neither Party shall be prohibited from opting out of the arbitration process set forth hereunder and litigating in court any claim arising under Schedule 11 of this Agreement; provided, however, each of the Parties hereby expressly waives a right to a jury trial with respect to any such claim or cause of action.

12.5  AUDIT AND ACCESS RIGHTS.

      (a) Books and Records. C&S shall maintain complete and detailed records, data, information and statements in auditable form and quality in respect of all activities related to the provision of Services on behalf of A&P and to all of C&S's other obligations under this Agreement, as information fully integrated into the overall financial statements maintained by C&S in the ordinary course of business. C&S shall maintain all such records consistent with GAAP. Without limiting the generality of the foregoing, C&S shall maintain and provide to A&P such other separate records, information and reports in such forms and for such periods of time as are set forth in the Service Specifications. C&S shall prepare and maintain for a period of not less than five (5) years following the end of each of its fiscal years, adequate books and records with respect to: (i) C&S's performance of Services, Other Services and all of its other obligations under this Agreement; (ii) all amounts charged or credited by C&S to A&P hereunder; (iii) all Costs arising under this Agreement; (iv) C&S's compliance with Laws governing its performance hereunder; [*] and (vi) such other records, data or information as may be set forth under the Service Specifications or as may be otherwise required under this Agreement or by A&P from time to time (collectively, the "Books and Records"). The Books and Records shall also be deemed to include any other books, records, data or other materials that relate to the activities described in subsections (i) through (vi) above and which may be maintained by C&S or its employees, representatives or third-party vendors. The Books and Records shall be maintained consistent with GAAP, consistently applied, and shall be in a form suitable for audit, review and copying and shall be made available as reports produced from C&S's overall financial statements maintained by C&S for its entire operations in the ordinary course of business. All Books and Records shall be maintained in accordance with C&S's document retention policy. A&P will be provided access to, and the right to audit, any information A&P determines it needs in order to verify any of the items listed in (i)-(vi) above, provided however, A&P will not be provided access to data or information relating to other customers of C&S or information unrelated to the


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.


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

            performance of the Services, except as may be necessary to verify cost allocations at the Shared Facility.

      (b) Financial Statements. Each Party shall promptly deliver to the other audited financial statements for the year-end period, which have been certified to by a registered public accounting firm, after such financial statements have been issued by such public accounting firm.

      (c) Access to Books and Records. C&S shall permit A&P and its officers, directors, representatives, counsel, advisors and other agents (collectively, "Agents"), upon reasonable notice and during normal business hours, to inspect, have access to the Facilities and to inspect, have access and audit all of the Books and Records for the purpose of auditing: a) the performance of the Services and the Other Services; [*] c) preparation and maintenance of records related to such Services; and d) any other matter relating to C&S's performance or obligations under this Agreement. The right of access under this Schedule 12.5(c) shall include the right to discuss such documentation with C&S's employees, representatives and outside vendors having knowledge of their contents, and C&S shall instruct all such employees, representatives or third-party vendors to fully cooperate with any request for information made by A&P to such employee, representative or third-party vendor.

      (d) Frequency and Scope. During the Term of this Agreement, and for a period of one (1) year thereafter, A&P or A&P's duly authorized auditor or agent shall have the right at any time to audit and review the Books and Records. The scope of the audit shall encompass no more than the prior 24-month period, except in the event that the auditor determines reasonably that there is a specifically identified irregularity that requires further inspection, in which case the audit shall be permitted to look back an additional three (3) years but solely with respect to the identified irregularity. All Books and Records are subject to audit and review by A&P in accordance with this Agreement including the confidentiality provisions set forth in Schedule 12.23 below. Notwithstanding anything to the contrary set forth herein, failure by A&P to challenge the amount of any [*], Cost, or the Services Fee within the audit periods described herein shall be deemed to be A&P's agreement and consent to such billed amounts, and A&P shall thereafter waive any claim or right to adjust such amounts.

      (e) Deficiencies. If an audit or review reveals that any amounts to be paid or charged to A&P have been overstated or understated, then C&S shall issue a charge or credit, as applicable, to correct such overstatement or understatement. If an audit or review reveals that amounts paid or charged to A&P were overstated or understated by ten percent (10%) or more during the period audited, the Party required to pay such amount to the other Party shall reimburse the other Party for


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

            all costs and expenses incurred in connection with the audit or review. The foregoing remedies shall be in addition to any other remedies available to A&P and C&S at law or in equity.

      (f) Confidentiality. Any and all information provided to A&P pursuant to this Schedule 12.5 including, but not limited to any audited financial statements and other financial information, will be subject to the Confidential Information provisions set forth in
            Schedule 12.23 below.

12.6 HEADINGS. The division of this Agreement into Schedules and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless inconsistent with the context, references in this Agreement to Schedules are to Schedules of this Agreement.

12.7 EXTENDED MEANINGS. In this Agreement words importing the singular number only include the plural and vice versa, words importing the masculine gender include the feminine and neuter genders and vice versa and words importing persons include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

12.8 ACCOUNTING PRINCIPLES. Wherever in this Agreement reference is made to a calculation to be made in accordance with GAAP (generally accepted accounting principles consistently applied), such reference shall be to generally accepted accounting principles of the United States of America from time to time recommended by the Financial Accounting Standards Board
      (FASB), or any successor, applicable as at the date on which such calculation is made or required to be made.

12.9  CURRENCY.   All  references  to  dollar amounts in this Agreement  are  to lawful money of The United States of America.

12.10 PROPER LAW OF CONTRACT; CONSENT TO JURISDICTION. This Agreement shall be governed by the laws of the State of New York and the laws of The United States of America as applicable in such State.

12.11 LEGAL RELATIONSHIP. The legal relationship of C&S and A&P to each other shall be that of independent contractors, and neither Party shall be the agent or legal representative of the other for any purpose. Neither Party shall have the right or authority to bind or obligate the other to any third party for any purpose whatsoever.

12.12 NOTICES. Any demand, notice or other communication to be given in connection with this Agreement shall be in writing and shall be given by personal delivery, by overnight courier, by registered mail or by facsimile or electronic means of communication addressed to the recipient at the address set forth below or to such other address, individual or electronic communication number as may be designated by notice given by either Party to the other. Any demand, notice or other communication shall be conclusively deemed to have been given (i) on the day of actual delivery if given by personal delivery; (ii) on the next business day if given by overnight courier; (iii) on the third business day following deposit in the mail if given by registered mail; and (iv) on



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

      the day of transmittal if given by facsimile or electronic communication during the normal business hours of the recipient and on the next following business day if not given during such hours on any day.

      If to C&S:

      C&S Wholesale Grocers, Inc.
      7 Corporate Drive
      Keene, NH 03431
      Attn:  Richard B. Cohen, Chairman and Chief Executive Officer
      Phone:  (603) 354-4601
      Fax:  (603) 354-4692

      with a copy to:

      General Counsel
      Phone:  (603) 354-5885
      Fax:  (603) 354-4694

      If to A&P:

      The Great Atlantic & Pacific Tea Company, Inc.
      2 Paragon Drive
      Montvale, NJ 07645
      Attention:  Eric Claus, President and Chief Executive Officer
      Phone:  (201) 571-8770
      Fax:  (201) 571-8715

      with a copy to:

      Vice President - Legal Services
      Phone:  (201) 571-8161
      Fax:  (201) 571-8106


12.13 FURTHER ASSURANCES. Each of C&S and A&P shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other Party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

12.14 BENEFIT OF THE AGREEMENT. This Agreement shall inure to the benefit of and be binding upon C&S, A&P and their respective assigns and successors, including any transferee of substantially all of the assets of either Party.

12.15 THIRD PARTY AGREEMENTS. Neither C&S nor A&P shall enter into any agreement with any Person that would have the effect of impairing any of the other Party's rights hereunder this Agreement or limiting either Party's ability to amend this Agreement in accordance with the terms hereof, without the prior written consent of the other Party hereto.


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

12.16 CONTINUED PROVISIONS. Notwithstanding any expiration or termination of this Agreement, (i) the indemnification obligation of both Parties as set forth in Schedule 10; (ii) the obligations of the both Parties upon termination of this Agreement as set forth in Schedule 11; (iii) the confidentiality and non-solicitation provisions set forth below; and (iv) any other provision which expressly or by its nature is intended to survive termination of this Agreement, shall continue in full force and effect.

12.17 GENERAL  REPRESENTATIONS  AND  WARRANTIES  BY  A&P.   A&P  represents  and
      warrants to C&S as follows:

      (a) A&P is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement. The execution and delivery of this Agreement and the performance of A&P's obligations under this Agreement have been duly authorized by all necessary corporate action on the part of A&P.

      (b) A&P is not a party to, bound or affected by, or subject to, any indenture, mortgage, lease, agreement, collective bargaining agreement, obligation, instrument, charter or by-law provision, statute, regulation, order, judgment, decree, license, permit or law which would be violated, contravened or breached as a result of the execution and delivery of this Agreement, or the performance by A&P of any of its obligations under this Agreement.

12.18 GENERAL  REPRESENTATIONS  AND  WARRANTIES  BY  C&S.   C&S  represents  and
      warrants to A&P as follows:

      (a) C&S is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement. The execution and delivery of this Agreement and the performance of C&S's obligations under this Agreement have been duly authorized by all necessary corporate action on the part of C&S.

      (b) C&S is not a party to, bound or affected by, or subject to, any indenture, mortgage, lease, agreement, collective agreement, obligation, instrument, charter or by-law provision, statute, regulation, order, judgment, decree, license, permit or law which would be violated, contravened or breached as a result of the execution and delivery of this Agreement, or the performance by C&S of any of its obligations under this Agreement.

      (c) C&S is not in breach of any Laws that could reasonably be expected to have a material, adverse effect on C&S's ability to perform the Services or perform its other obligations under this Agreement, including without limitation and to the extent applicable all Laws pertaining to human rights, labor or employment standards, labor relations and employment, protection of personal information, occupational health and safety, workers' compensation and workplace safety insurance and environmental Laws.

12.19 ENTIRE AGREEMENT. This Agreement together with all schedules and exhibits hereto constitutes the entire agreement between the Parties with respect to its subject matter and cancels and supersedes any prior understandings and agreements between the Parties with respect to such subject matter. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Parties other than as expressly set forth in this Agreement.

12.20 AMENDMENTS AND WAIVER. No modification of or amendment to this Agreement shall be valid or binding unless in writing and duly executed by both of the Parties and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

12.21 ASSIGNMENT. Except as provided below, this Agreement may not be assigned, either directly or by operation of law, by either Party without the written consent of the other Party, such consent not to be unreasonably withheld; provided, however, that in the event of any assignment the assignor shall continue to be bound by all obligations under this Agreement as if such assignment had not occurred and shall perform such obligations to the extent that the assignee fails to do so. This Agreement may be assigned by either Party without the consent of the other Party to an affiliate of the assignor, provided that the affiliate enters into a written agreement with the other Party to be bound by the provisions of this Agreement in all respects and to the same extent as the assignor is bound and provided that the assignor shall continue to be bound by all obligations under this Agreement as if such assignment had not occurred and shall perform such obligations to the extent that the affiliate fails to do so. Notwithstanding anything to the contrary, this Agreement shall be binding on any transferee of substantially all of the assets of either Party.

12.22 NON-SOLICITATION. During the Term of this Agreement and for a period of twelve (12) months following the expiration or termination of this Agreement for any reason whatsoever, A&P shall not, and shall not permit any of its Affiliates to, directly or indirectly, hire, solicit, induce or encourage any person who is a managerial employee or agent employed or engaged by C&S or any of its Affiliates within one year prior to such solicitation, to leave or otherwise cease being employed or engaged by C&S or any of its Affiliates (other than a person whose pay in lieu of notice, termination, and severance payments has been reimbursed pursuant to this Agreement).

12.23 CONFIDENTIALITY. Each Party shall not, during the Term of this Agreement or at any time thereafter, transmit Confidential Information of the other Party to any third person either in whole or in part. Each Party shall take all reasonable precautions to safeguard the Confidential Information of the other Party from unauthorized disclosure and, at a minimum, shall afford the Confidential Information of the other Party such precautions and safeguards as it affords to its own confidential information of a similar nature. A&P also agrees to the heightened confidentiality restrictions as set forth in Schedule 7.14(d).

      "Confidential Information" for purposes of this Agreement shall mean all non-public, confidential or proprietary information of either Party and its clients and customers, including but not limited to information regarding costing, merchandising, procurement, inventory systems, technology, formulations, transportation, warehouse, administrative and other technical and economic data and information, received by the other Party in the course of the negotiation of, or performance of its obligations under, this Agreement. The above restrictions shall not apply to the extent that Confidential Information comes into the public domain through no fault of the other Party, is received by the other Party from a third party having a bona fide right to disclose such information, or disclosure is required by law.

      (a) PUBLIC NOTICES. Neither Party shall make any press release or public announcement regarding this Agreement or otherwise publicly disclose any of the terms of this Agreement without the prior written consent of the other Party, except where required to do so by Law or by the applicable regulations or policies of any Federal, State or other regulatory agency of competent jurisdiction or any stock exchange in circumstances but only after prior consultation with the other Party, and the disclosing Party shall use commercially reasonable best efforts to ensure that all Confidential Information and other information that is required to be disclosed in accordance with Laws will be accorded confidential treatment.

      (b)   REQUIREMENT TO DISCLOSE.   Wherever  in this Agreement disclosure is
            permitted if "required by Law",

                     (i) the term "Law" shall be deemed to include (A) any applicable statute, regulation or policy of The United States of America or other government, any State or local government or any agency or authority of any of them having jurisdiction over a Party or its business or any stock exchange or self-regulatory organization in the securities industry and (B) any order, demand or subpoena of any such government, agency, authority, exchange or organization or any court of competent jurisdiction; and

                     (ii) such disclosure shall be permitted only if, as promptly as practicable after determining that disclosure is required or after receipt of any such order, demand or subpoena, the Party intending to make such disclosure shall notify the other Party of such requirement and the scope of the proposed disclosure and shall simultaneously deliver to the other Party a copy of such order, demand or subpoena or, if there is none, a written opinion of its counsel describing the legal basis upon which such disclosure is required. The Party intending to make such disclosure shall cooperate with all reasonable requests of the other Party for assistance in preventing or limiting such disclosure.


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

12.24 DEFINITIONS.

      "A&P" is a Maryland corporation with its principal offices located at 2 Paragon Drive in Montvale, New Jersey 07645.

      "A&P EVENT OF DEFAULT" has the meaning set forth in Schedule 11.4.

      "A&P OPERATED FACILITY(IES)" has the meaning set forth in Schedule 3.5(c).

      "A&P STORES" has the meaning set forth in Schedule 7.3.

      "A&P VOLUME" means any volume of Merchandise intended for use or resale at the A&P Stores or otherwise procured or purchased on A&P's behalf, at A&P's direction or with any other reference to A&P's account, business, operations or name.

      [*].

      "ACCOUNTS   RECEIVABLES   DEDUCTIONS"  has  the  meaning  set   forth   in
      Schedule 5.3.

      "ACTUAL   ALLOCATION   AMOUNT"    has    the    meaning   set   forth   in
      Schedule 8.3(c)(i).

      [*]

      "ACTUAL COSTS" has the meaning set forth in Schedule 8.5.1.

      "ACTUAL  PURCHASING  SERVICE  LEVEL"  has  the  meaning   set   forth   in
      Schedule 7.12(c).

      "AD OVERPULL" has the meaning set forth in Schedule 7.12(b).

      "ADDITIONAL SERVICES" has the meaning set forth in Schedule 2.2.

      "ADJUSTED BASELINE BUDGET" has the meaning set forth in Schedule 8.11(c).

      "ADMINISTRATIVE   MANAGEMENT   FEE"   has   the   meaning   set  forth  in
      Schedule 6.2(b).

      "AFFECTED PARTY" has the meaning set forth in Schedule 10.5(b).

      "AFFILIATE" means a corporation or business entity that, directly or indirectly, is controlled by, controls or is under common control, with respect to A&P or C&S, as applicable.

      "AGENTS" has the meaning set forth in Schedule 12.5(c).

      "AGGREGATE  COST  GROUPING"  is  a grouping of Cost items as  depicted  on
      Exhibit 1.4(a).

      "AGREEMENT" means this Warehousing and Distribution Services Agreement, including the Schedules and Exhibits to this Agreement, as it or they may be amended or supplemented from time to time, and the expressions "hereof", "herein", "hereto",


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

      "hereunder" and similar expressions refer to this Agreement and not to any particular portion or section of this Agreement.

      "ALL RISK" means losses are covered with respect to all perils unless a peril is specifically excluded under the policy.

      [*]

      "APPROVED BUDGET" has the meaning set forth in Schedule 8.2.

      [*]

      "BASE COST OF FUEL" has the meaning set forth in Schedule 8.4.2.

      [*]

      "BASELINE    ALLOCATION   AMOUNT"   has   the   meaning   set   forth   in
      Schedule 8.3(c)(i).

      "BASELINE BUDGET" has the meaning set forth in Schedule 8.11(a).

      "BASE MANAGEMENT FEE" has the meaning set forth in Schedule 6.2(a).

      "BOOKS AND RECORDS" has the meaning set forth in Schedule 12.5(a).

      "C&S" is a Vermont corporation with its principal offices located at 7 Corporate Drive in Keene, New Hampshire 03431.

      "C&S EVENT OF DEFAULT" has the meaning set forth in Schedule 11.2.

      "CAPITAL EXPENDITURE" means an expense related to the acquisition (including any rent or lease payments), replacement, repair, maintenance or improvement of any Fixed Asset, Facility or real estate used in connection with the performance of the Services.

      "CAPITAL EXPENDITURES BUDGET" means that portion of any Approved Budget that reflects the Capital Expenditures and which comports with the form of
      Exhibit 1.4(e).

      [*]

      [*]

      "CENTER-STORE PRODUCTS" means grocery, spices, candy, dairy, frozen (mainline), frozen meat, packaged meat, frozen and processed meat, ice cream, ice, and HBC/GM, and supplies.


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

      "CENTER-STORE PRODUCTS VOLUME" means any A&P Volume comprised of Center-Store Products.

      "CONFIDENTIAL INFORMATION" has the meaning set forth in Schedule 12.23.

      "CONSULTANT" has the meaning set forth in Schedule 1.3.

      "CONTRACT QUARTER" means C&S's four (4) fiscal quarters, which together comprise C&S's fiscal year.

      "CONTRACT WEEK" means any period of seven (7) consecutive calendar days commencing on a Sunday and concluding on a Saturday during any Contract Year.

      "CONTRACT YEAR" means C&S's fiscal year which is a 52-week period (or 53-week period every five to six years) that runs through the last Saturday in September. Each Contract Year is comprised of four (4) Contract Quarters. A schedule of Contract Years for the Term is set forth on
      Exhibit 1.5. The "Ramp-Up Period" shall be treated as a "stub period" and all amounts calculated on a Contract Year basis shall be prorated accordingly for the Ramp-Up Period.

      "COST RATE" has the meaning set forth in Schedule 8.11(a).

      "COSTS" has the meaning set forth in Schedule 8.3(a).

      "COST SAVINGS GAINSHARE INCENTIVE  FEE"  has  the  meaning  set  forth  in
      Schedule 6.3(b).

      [*]

      "CPI" has the meaning set forth in Schedule 6.4.

      "CURRENCY" has the meaning set forth in Schedule 12.9.

      "DAILY PEAKING" means that the volume of product units within any product category in the Product Mix which C&S actually receives or ships in a day varies by more than [*] from the average number of product units received or shipped, as the case may be, in a Fiscal Accounting Period (based on the total number of product units received or shipped in the period divided by the number of business days within that period).

      "DEDICATED FACILITY(IES)" has the meaning set forth in Schedule 3.1(a).

      "DEPARTMENT" has the meaning set forth in Schedule 7.12(b).

      [*]

------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

      "DIRECT    OVERHEAD    COSTS"    has    the    meaning    set   forth   in
      Schedule 8.3(a)(viii).

      "DSD" means direct store delivery.

      "EFFECTIVE DATE" has the meaning set forth in Schedule 11.1.

      "EFFECTIVE   DATE   OF   TERMINATION"   has   the  meaning  set  forth  in
      Schedule 11.7.

      "EMERGENCY EXPENDITURE" has the meaning set forth in Schedule 8.4.3.

      "ESTIMATED  WEEKLY  PAYMENT  AMOUNT"  has  the  meaning   set   forth   in
      Schedule 9.1(a).

      "EXCESS COSTS" has the meaning set forth on Schedule 8.3(d).

      "FACILITIES" has the meaning set forth in Schedule 3.1.

      "FACILITY DECISION" has the meaning set forth in Schedule 3.5.

      "FACILITY DECISION COSTS" has the meaning set forth in Schedule 3.5.

      "FIRST CONTRACT YEAR" means the contract year commencing September 28, 2008 and ending September 26, 2009.

      "FISCAL ACCOUNTING PERIOD" means periods of four consecutive Contract Weeks beginning on the Effective Date. In a 53-week Contract Year, one Fiscal Accounting Period will be comprised five (5) consecutive Contract Weeks. Thirteen (13) Fiscal Accounting Periods comprise each Contract Year.

      "FIXED ABSOLUTE DOLLARS" has the meaning set forth in Schedule 8.11(a).

      "FIXED ASSETS" means the fixed assets or items of plant, machinery, equipment and leasehold improvements, together with any additional items of plant, machinery, equipment and leasehold improvements acquired by C&S in accordance with the terms of this Agreement and relating to the provision of Services.

      "FLEX BUDGET" has the meaning set forth in Schedule 8.4.1.

      "FLEX" or "FLEXING" shall mean the process of adjusting an Approved Budget in accordance with the terms and conditions set forth in Schedule 8.4 hereto.

      "FLORAL PRODUCTS" means non-food plants and flowers.

      "FORCE MAJEURE" has the meaning set forth in Schedule 10.5(a).

      "FRESH DISCOUNTS" has the meaning set forth in Schedule 7.11(c).



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

      "FRESH PRODUCTS" shall include, but not be limited to, produce, fresh meat, fresh deli, dry bakery, frozen bakery, non-warehouse-delivered candy, fresh seafood, and frozen commodities (e.g., turkey, shrimp and crab), and shall exclude Floral Products and any Center-Store Products.

      "FRESH PRODUCTS VOLUME" means any A&P Volume comprised of Fresh Products.

      "GAAP" has the meaning set forth in Schedule 6.3(a).

      "GAINSHARE" has the meaning set forth in Schedule 8.11(a).

      "GHI" means Grocery Haulers Inc., a Delaware corporation.

      [*]

      [*]

      "INCENTIVE COMPENSATION FEES" has the meaning set forth in Schedule 6.3.

      "INCREMENTAL VOLUME FEE" has the meaning set forth in Schedule 6.3(a).

      "INCREMENTAL   VOLUME   FEE   TRIGGER"   has  the  meaning  set  forth  in
      Schedule 6.3(a).

      "INITIAL APPROVED BUDGET" has the meaning set forth of Schedule 8.2 "Interim Budget" has the meaning set forth in Schedule 1.4.

      "INTERIM PERIOD" has the meaning set forth in Schedule 7.14(e).

      "LAWS" has the meaning set forth in Schedule 12.22(b)(i).

      "LEASE" means the leases for the Facilities set forth on Exhibit 3.4.

      "LEFTOVER AD VOLUME" has the meaning set forth in Schedule 7.13.

      [*]

      "LOSSES" has the meaning set forth in Schedule 10.1(a).

      "MANUFACTURER OUT-OF-STOCK" has the meaning set forth in Schedule 7.12(b).

      "MASTER AGREEMENT" is the Supply Agreement by and between A&P and C&S dated October 27, 2003.

      "MEASUREMENT PERIOD" has the meaning set forth in Schedule 7.12(a).


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.


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

      "MERCHANDISE" has the meaning set forth in Schedule 7.1.

      "MINOR  SERVICE  LEVEL  VIOLATION"   has   the   meaning   set   forth  in
      Schedule 7.12(d).

      "MONTHLY P&L" has the meaning set forth in Schedule 8.5.1.

      "NEGOTIATED INBOUND RATES" has the meaning set forth in Schedule 4.2.

      "NEW JERSEY FACILITIES" has the meaning set forth in Schedule 4.1.

      "NON-C&S  MANAGED  OUTBOUND  TRANSPORTATION" has the meaning set forth  in
      Schedule 8.11(b).

      "OCCUPANCY COSTS" has the meaning set forth on Schedule 8.3(a)(i).

      "OCEAN AGREEMENT" means the Supply Agreement by and between A&P and C&S dated June 27, 2005.

      "OTHER SERVICES" has the meaning set forth in Schedule 5.1.

      "OTHER SERVICES FEE" has the meaning set forth in Schedule 6.1.

      "PATHMARK" means Pathmark Supermarkets, Inc., a Delaware corporation and a wholly-owned subsidiary of A&P.

      "PATHMARK AGREEMENT" is the First Amended and Restated Supply Agreement by and between Pathmark and C&S dated January 29, 1998.

      "PARTIES" means C&S together with A&P.

      "PERFORMANCE MEASURES" has the meaning set forth in Schedule 2.1.

      "PERFORMING PARTY" has the meaning set forth in Schedule 2.7.

      "PERMITTED INDIVIDUALS" has the meaning set forth in Schedule 7.14(d).

      "PERMITTED USE" has the meaning set forth in Schedule 7.14(d).

      "PERSON" is to be interpreted broadly and includes an individual or group of individuals, an entity or group of entities, a corporation, a partnership, a trust, an unincorporated organization, the government of a country or any political subdivision thereof, or any agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity.

      "PRIOR AGREEMENTS" means Master Agreement, Ocean Agreement, Pathmark Agreement and all amendments thereto.



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

      "PROCUREMENT SERVICES" shall be those services described in Schedule 7 related to the procurement of Merchandise.

      "PRODUCT MIX" means the mix of categories of Merchandise handled by C&S calculated on a unit basis with the categories being as more particularly described in the variance analysis included in the Service Specifications, as they may be amended from time to time in new Service Specifications.

      "PUNITIVE SERVICE LEVEL" has the meaning set forth in Schedule 7.12(a).

      "PUNITIVE  SERVICE   LEVEL   BREACH"   has   the   meaning  set  forth  in
      Schedule 7.12(d).

      "PURCHASE SERVICES" shall mean those services described in Schedule 7 related to the purchase of Merchandise.

      "PURCHASE TERMS" has the meaning set forth in Schedule 7.5.

      "PURCHASING SERVICE LEVEL" has the meaning set forth in Schedule 7.12(b).

      "PURCHASING SERVICE LEVEL RECONCILIATION REPORT" has the meaning set forth in Schedule 7.12(c).

      "RAMP-UP PERIOD" has the meaning set forth in Schedule 1.4.

      "REAL ESTATE OBLIGATIONS" means any lease or sublease to occupy any Facility in connection with the performance of Services hereunder as set forth on Exhibit 3.4.

      [*]

      "RECLAMATION SERVICES" has the meaning set forth in Schedule 5.4.

      "RECYCLABLE MATERIAL" has the meaning set forth in Schedule 2.9.

      "RECYCLABLE MATERIAL  PROCESSING  SERVICES"  has  the meaning set forth in
      Schedule 2.9.

      "REQUIRED  PURCHASING  SERVICE  LEVEL"  has  the  meaning   set  forth  in
      Schedule 7.12(a).

      "RESTRICTED INFORMATION" has the meaning set forth in Schedule 7.14(d).

      [*]

      "SERVICE LEVEL SHORTFALL" has the meaning set forth on Schedule 7.12(e).

      "SERVICE SPECIFICATIONS" shall mean the standard operating procedures to be followed by the Parties in connection with the performance of the Services, the Other Services, and in


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.

      connection with their respective obligations under this Agreement, as may be amended from time to time.

      "SERVICES" means Warehousing Services, the Transportation Services, the Procurement Services, Purchasing Services and Additional Services.

      "SERVICES FEES" has the meaning set forth in Schedule 6.1.

      "SERVICES STANDARDS" has the meaning set forth in Schedule 2.1.

      "SHARED FACILITY(IES)" has the meaning set forth in Schedule 3.1(b).

      "SHARED SAVINGS" has the meaning set forth in Schedule 8.11(d).

      "SYSTEMS" has the meaning set forth in Schedule 8.3(a)(xii).

      "TARGETED  PURCHASING   SERVICE  LEVEL"  has  the  meaning  set  forth  in
      Schedule 7.12(a).

      "TERM" has the meaning set forth in Schedule 11.1.

      "TOTAL  TRANSPORTATION  COSTS"   shall  mean  those  Costs  set  forth  on
      Exhibit 1.4(c).

      "TOTAL  WAREHOUSING  COSTS"  shall  mean   those   Costs   set   forth  on
      Exhibit 1.4(b).

      [*]

      "TRANSPORTATION SERVICES" has the meaning set forth in Schedule 4.1.

      [*]

      "WAREHOUSING SERVICES" has the meaning set forth in Schedule 2.1.

      "WEEKLY ACTUAL AMOUNT" has the meaning set forth in Schedule 9.1(a).

      "WEEKLY ESTIMATE" has the meaning set forth in Schedule 9.1(a).

      "WEEKLY STATEMENT" has the meaning set forth in Schedule 9.1(a).

      "WEEKLY ACTUAL AMOUNT" has the meaning set forth in Schedule 9.1(a).


------------------------------
       * Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act 1934, as amended.


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